    As filed with the Securities and Exchange Commission on July 12, 1994
                                                  Registration No. 33-53455
============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ____________________

                               AMENDMENT NO. 1
                                     on
                                  FORM S-4
                                     to
                           REGISTRATION STATEMENT*
                                    under
                         THE SECURITIES ACT OF 1933
                            ____________________

                               FM 1993A CORP.
      (Exact name of registrant as specified in governing instruments)

                          CRC-I LIMITED PARTNERSHIP
                         CRC-II LIMITED PARTNERSHIP
                               FOODMAKER, INC.
 (Exact name of co-registrants as specified in their governing instruments)
                             ___________________

                                                            33-05983332
                                                             04-3213553
        Delaware                    6519                     04-3213679
       Massachusetts                5812                     95-2698708
    -------------------     ---------------------     ------------------------
     (State or other         (Primary Standard           (I.R.S. Employer
     Jurisdiction of           Industrial                  Identification
    Incorporation of         Classification Code          Number of FM 1993A
   FM 1993A Corp. and        Number of FM 1993A          Corp., CRC-I, CRC-II
  Foodmaker, Inc., and        Corp., CRC-I and           and Foodmaker, Inc.,
  of CRC-I and CRC-II,         CRC-II, and of                respectively)
      respectively)            Foodmaker, Inc.,
                                respectively)



                             9330 Balboa Avenue
                         San Diego, California 92123
                      --------------------------------
                      (Address of Principal Executive
                         Offices of Registrant and
                              Co-Registrants)


                                              With copies to:

          Charles W. Duddles              Rhonda S. Wagner, Esq.
          9330 Balboa Avenue              Gibson, Dunn & Crutcher
      San Diego, California 92123        750 B Street, Suite 3300
  ---------------------------------    San Diego, California  92101
  (Name and address of Registrant's             (619) 544-8025
    and Co-Registrants' Agent For
               Service)
                            ____________________

      Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

*Originally filed on May 3, 1994 as a Registration Statement on Form S-11.
                            ____________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               FM 1993A CORP.

                            CROSS REFERENCE SHEET
                           Pursuant to Rule 404(a)



   Item in Form S-4                           Caption in Prospectus
   ----------------                           ---------------------

1.  Forepart of Registration Statement        Facing Page; Outside Front
    and Outside Front Cover Page of           Cover Page of Prospectus.
    Prospectus

2.  Inside Front and Outside Back Cover       Inside Front and Outside Back
    Pages of Prospectus                       Cover Pages of Prospectus;
                                              Table of Contents; Available
                                              Information; Incorporation of
                                              Certain Foodmaker Documents by
                                              Reference.

3.  Risk Factors, Ratio of Earnings to        Risk Factors; Prospectus
    Fixed Charges and Other Information       Summary; Business; Selected
                                              Unaudited Pro Forma Financial
                                              Data.

4.  Terms of the Transaction                  Prospectus Summary; Risk
                                              Factors; Description of the
                                              Underlying Transactions; The
                                              Exchange Offer; Business;
                                              Ownership of Equity
                                              Securities; Description of New
                                              Notes; Certain Federal Income
                                              Tax Consequences.

5.  Pro Forma Financial Information           Selected Unaudited Pro Forma
                                              Financial Data.

6.  Material Contracts with the Company       Not applicable.
    Being Acquired

7.  Additional Information Required for       Not applicable.
    Reoffering by Persons and Parties
    Deemed to be Underwriters

8.  Interests of Named Experts and            Not applicable.
    Counsel

9.  Disclosure of Commission Position on      Not applicable.
    Indemnification for Securities Act
    Liabilities

10. Information with Respect to S-3           Not applicable.
    Registrants

11. Incorporation of Certain Information      Not applicable.
    by Reference

12. Information with Respect to S-2 or S-3    Not applicable.
    Registrants

13. Incorporation of Certain Information      Not applicable.
    by Reference

14. Information with Respect to               Prospectus Summary; Selected
    Registrants Other than S-3 or S-2         Unaudited Pro Forma Financial
    Registrants                               Data; Business; Management's
                                              Discussion and Analysis of
                                              Financial Condition and
                                              Results of Operations;
                                              Management; Ownership of
                                              Equity Securities; Description
                                              of the Underlying
                                              Transactions; Description of
                                              the Leases.

15. Information with Respect to S-3           Not applicable.
    Companies

                               FM 1993A CORP.

                            CROSS REFERENCE SHEET
                           Pursuant to Rule 404(a)
                                (Continued)


    Item in Form S-4                          Caption in Prospectus
    ----------------                          ---------------------

16. Information with Respect to S-2 or S-3    Not applicable.
    Companies

17. Information with Respect to Companies     Not applicable.
    Other Than S-3 or S-2 Companies

18. Information if Proxies, Consents or       Not applicable.
    Authorizations are to be Solicited

19. Information if Proxies, Consents or       Incorporation of Certain
    Authorizations are not to be              Foodmaker Documents by
    Solicited or in an Exchange Offer         Reference; Management;
                                              Ownership of Equity
                                              Securities.

              SUBJECT TO COMPLETION, DATED JULY _______ , 1994

P R O S P E C T U S
- -------------------
                               FM 1993A CORP.
                          Offer for all Outstanding
                 Privately Placed 9.75% Senior Secured Notes
                            due November 1, 2003
                               in Exchange for
          Series B 9.75% Senior Secured Notes due November 1, 2003
   Guaranteed by CRC-I Limited Partnership and CRC-II Limited Partnership

             The offer will expire at midnight, New York City time,
                    on ______________, 1994, unless extended.

     FM 1993A Corp. (the "Issuer"), a Delaware corporation, hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange up to $70 million aggregate principal amount of Series B 9.75% Senior Secured Notes due November 1, 2003 (the "New Notes") of the Issuer for a like amount of privately placed 9.75% Senior Secured Notes due November 1, 2003 (the "Old Notes" and together with the New Notes, the "Notes") from the holders (the "Holders of Old Notes"; individually, a "Holder of Old Notes") thereof.

     The New Notes are being offered hereunder in order to satisfy the obligations of the Issuer under a registration rights agreement dated as of December 15, 1993 (the "Registration Rights Agreement") among the Issuer, Foodmaker, Inc. ("Foodmaker" or "Lessee"), CRC-I Limited Partnership ("CRC-I"), CRC-II Limited Partnership ("CRC-II") and the purchasers of the Old Notes who are signatories to the Registration Rights Agreement (the "Initial Purchasers"). The Exchange Offer is designed to provide to Holders of Old Notes an opportunity to acquire New Notes which, unlike the Old Notes, are expected to be freely transferable at all times, subject to state securities or "blue sky" law restrictions, provided that the Holder of Old Notes is not an "affiliate" of the Issuer within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and represents that the New Notes are being acquired in the ordinary course of such holder's business and that said Holder of Old Notes is not engaged in, and does not intend to engage in, a distribution of the New Notes. With the exception of the freely transferable nature of the New Notes, the New Notes are substantially identical to the Old Notes. Both the Old Notes and the New Notes are nonrecourse obligations of the Issuer guaranteed by CRC-I and CRC-II, but are without recourse to the general partners of such limited partnerships. Neither the Old Notes nor the New Notes are guaranteed by Foodmaker. See "The Exchange Offer - Purpose of the Exchange Offer."

     The Issuer will accept for exchange any and all validly tendered Old Notes on or prior to midnight, New York time, on ______________, 1994, or such later date to which the Exchange Offer is extended by the Issuer (the "Expiration Date"). The Issuer will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Tenders of Old Notes made pursuant to the Exchange Offer may not be withdrawn. Foodmaker will pay the expenses of the Exchange Offer.

     The New Notes will bear interest from July 1, 1994. Accordingly, Holders of Old Notes who receive New Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from July 1, 1994 to the date of exchange, but will be entitled to such interest under the New Notes. See "Description of New Notes."

     The Issuer makes no recommendation to Holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the Exchange Offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the principal amount of Old Notes to tender after reading this Prospectus and consulting with their advisors, if any, based on their own financial position and requirements.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the non-occurrence of certain events. Notice of any termination will be given promptly to the Holders of Old Notes and the Trustee. See "The Exchange Offer."

FOR A DISCUSSION OF CERTAIN OTHER CONSIDERATIONS RELEVANT TO AN INVESTMENT IN
                     THE NEW NOTES, SEE "RISK FACTORS."
                          ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                          ----------------------

            The date of this Prospectus is ______________, 1994.

          INCORPORATION OF CERTAIN FOODMAKER DOCUMENTS BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Foodmaker pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof: (1) Foodmaker's Annual Report on Form 10-K for the fiscal year ended October 3, 1993;
(2) Foodmaker's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 23, 1994, and April 17, 1994; and (3) Foodmaker's Current Report on Form 8-K/A dated January 27, 1994.

     Each document filed by Foodmaker pursuant to Sections 13(a), 13(c), 14 or 15(d) the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Foodmaker, Inc., Attn: Corporate Communications, 9330 Balboa Avenue, San Diego, California 92123, (619) 571-2121. In order to ensure timely delivery of the documents, any request should be made five business days prior to date on which final investment decision must be made.
Foodmaker will provide without charge to each person, including any beneficial owner of Old Notes, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Foodmaker, Inc., Attn: Corporate Communications, 9330 Balboa Avenue, San Diego, California 92123, (619) 571-2121.

                            AVAILABLE INFORMATION

     The Issuer has filed with the Commission a registration statement relating to the New Notes offered hereby (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof. The Registration Statement and the exhibits and schedules thereto may be inspected without charge and copied at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Foodmaker is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected, without charge, and copied at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Issuer is required under the terms of an indenture dated as of December 15, 1993, between the Issuer, as principal and agent for CRC-I and CRC-II, and State Street Bank and Trust Company, as trustee (the "Trustee"), as amended by an amendment dated as of July 15, 1994, among the Issuer, the Trustee, CRC-I and CRC-II (as so amended, the "Indenture"), to provide a copy of: (i) a balance sheet of the Issuer at the end of each year setting forth in comparative form the figures for the corresponding period in the previous fiscal year, and (ii) statements of income and retained earnings and of changes in cash flows of the Issuer for such year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the treasurer of the Issuer as being accurate and complete and, if requested by the holders of more than 50% of the aggregate principal amount of all outstanding Notes, or if required under any applicable securities laws, accompanied by a report from a firm of independent certified public accountants of nationally recognized reputation, which report shall state that such financial statements fairly present the financial condition of the Issuer and that the examination of such accountants in connection therewith has been made in accordance with generally accepted auditing standards.

     The Issuer is also required to deliver to the Trustee, to be provided to the Holders of Notes, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. To the extent that the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer is required to file with the Commission and provide to the Trustee, to be provided to the Holders of Notes, such annual and quarterly reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) as are specified in Sections 13 and 15(d) of the Exchange Act.
The Issuer shall also make such reports available to prospective purchasers of the Old Notes upon the request of any beneficial holder or Holder of Old Notes.

     In addition, during the period beginning on the original issuance date of the Old Notes and ending on the date that is three years from such date, the Issuer will, during any period in which the Lessee or the Issuer is not subject to Section 13 or 15(d) under the Exchange Act, make available to the beneficial holders or Holders of Old Notes in connection with the sale thereof, and make available to prospective purchasers of Old Notes from such beneficial holder or Holders of Old Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act upon the request of such beneficial holder or Holder of Old Notes. The Issuer will also comply with the other provisions of TIA Section 314(a).

                         -------------------

     Based on interpretive letters previously issued by the staff of the Division of Corporation Finance of the Commission to third parties, the Issuer believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder of New Notes, without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such holder (i) is not an "affiliate" or "promoter" (as such terms are defined in Rule 405 under the Securities Act) of the Issuer, (ii) is not participating in a distribution of the New Notes to be received in the Exchange Offer, (iii) is not, except as noted below, a broker-dealer and (iv) is acquiring the New Notes in the ordinary course of such holder's business. Based on the prior interpretive letters, no broker-dealer may resell or otherwise transfer New Notes issued pursuant to the Exchange Offer without complying with the registration requirements of the Securities Act, unless (a) such broker-dealer is holding Old Notes only as nominee, or (b) (i) such broker-dealer acquired the Old Notes for its own account as a result of market-making or other trading activities and undertakes to satisfy certain conditions consistent with the requirements of the Securities Act, including the delivery of a prospectus which contains a plan of distribution with respect to such resale transactions (such plan of distribution need not name the broker-dealer or disclose the amount of New Notes held by the broker-dealer), and (ii) such broker-dealer has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the New Notes received pursuant to the Exchange Offer. If any Holder of Old Notes does not satisfy any of the foregoing conditions, such holder may not be entitled to rely on the previously issued interpretive letters.

                             PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Capitalized terms used in this Prospectus are defined in the Glossary beginning on page 51 hereof.

                                 The Issuer

     On January 5, 1994, in a private placement transaction, the Issuer issued and sold $70,000,000 aggregate principal amount of Old Notes.
Proceeds from the issuance of the Old Notes were used to purchase two secured promissory notes issued by two special purpose Massachusetts limited partnerships, CRC-I and CRC-II, in the principal amounts of $30,172,952 and $39,827,048, from CRC-I and CRC-II, respectively (the "CRC-I Note" and the "CRC-II Note", respectively; collectively, the "CRC Notes"). The Issuer is making the Exchange Offer to satisfy its obligations under the Registration Rights Agreement, which requires the Issuer to use its best efforts to effect the Exchange Offer. The Issuer will not receive any additional proceeds from the offering of the New Notes.

                             The Exchange Offer

Securities Offered . . . . . . .   Up to $70,000,000 aggregate principal
                                   amount of Series B 9.75% Senior Secured
                                   Notes due November 1, 2003.

The Exchange Offer . . . . . . .   The New Notes are being offered in exchange
                                   for a like principal amount of the Old
                                   Notes. The issuance of the New Notes is intended to satisfy the obligations of the Issuer under the terms of the Registration
                                   Rights Agreement.  The New Notes are
                                   substantially identical to the Old Notes except that the New Notes will be registered under the Securities Act.

Expiration Date;
  No Withdrawal Rights . . . . .   The Exchange Offer will expire at midnight,
                                   New York City time on _________, 1994 or such later date to which it is extended by the Issuer. Old Notes tendered pursuant to the Exchange Offer and the Letter of Transmittal delivered herewith may not be withdrawn.

Accrued Interest on the
  New Notes. . . . . . . . . . .   The New Notes will bear interest from and
                                   including July 1, 1994 (the day after the last date for which interest will have been paid on the Old Notes prior to the exchange). Accordingly, Holders of Old
                                   Notes who receive New Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from and including July 1, 1994 to the date of exchange, but will be entitled to such interest on the New Notes.

Conditions of the Exchange
  Offer. . . . . . . . . . . . .   The Exchange Offer is subject to the non-
                                   occurrence of certain events.  See "The
                                   Exchange Offer - Conditions to the Exchange
                                   Offer."

Procedures for Tendering
  Old Notes. . . . . . . . . . .   Each Holder of Old Notes wishing to accept
                                   the Exchange Offer must complete and sign the Letter of Transmittal, in accordance with the instructions contained therein, and submit the Old Notes, together with the Letter of Transmittal and any other documents required by the Letter of Transmittal, to the Exchange Agent identified below. See "The Exchange Offer
                                   - Procedures for Tendering."

Guaranteed Delivery
  Procedures . . . . . . . . . .   Holders of Old Notes who wish to tender
                                   their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The
                                   Exchange Offer - Guaranteed Delivery
                                   Procedures."

Acceptance of Old Notes
  and Delivery of New Notes. . .   The Issuer will accept for exchange any and
                                   all Old Notes which are properly tendered in the Exchange Offer prior to midnight, New York City time, on the Expiration Date.
                                   The New Notes issued pursuant to the
                                   Exchange Offer will be delivered promptly following the Expiration Date. See "The
                                   Exchange Offer - Acceptance of Old Notes for Exchange; Delivery of New Notes."

Dissenters' Rights . . . . . . .   Holders of Old Notes will not have
                                   dissenter's rights of appraisal in
                                   connection with the Exchange Offer.  See
                                   "Incorporation of Certain Foodmaker
                                   Documents by Reference;" "Management;" and
                                   "Ownership of Equity Securities."

Tax Consequences . . . . . . . .   See "Certain Federal Income Tax
                                   Consequences."

Exchange Agent. . . . .  . . . .   State Street Bank and Trust Company;
                                   telephone (617) 664-5608.  See "The
                                   Exchange Offer - Exchange Agent."
                                   Terms Of The New Notes

                           Terms Of The New Notes

Issuer . . . . . . . . . . . . .   The Issuer is a special purpose corporation
                                   formed for purposes of issuing the Old
                                   Notes and the New Notes (for its own
                                   account and as agent acting on behalf of CRC-I and CRC-II) and purchasing the CRC
                                   Notes.

Issue Principal Amount . . . . .   Up to $70 million principal amount of
                                   senior secured notes.

Comparison with Old Notes. . . .   It is expected that the New Notes will be
                                   freely transferable under the Securities
                                   Act by Holders of New Notes who are not
                                   affiliates of the Issuer, subject to any restrictions on transfer imposed by state securities or "blue sky" laws and those described in "The Exchange Offer _ Resales of New Notes." The Holders of Old Notes are currently entitled to certain registration rights pursuant to the
                                   Registration Rights Agreement.
                                   Consummation of the Exchange Offer will
                                   satisfy the Issuer's obligations
                                   thereunder, and Holders of Old Notes who do not exchange their Old Notes for New Notes will no longer be entitled to any registration rights and will not be able to reoffer, resell or otherwise dispose of their Old Notes, unless they are subsequently registered under the
                                   Securities Act, which the Issuer is not
                                   obligated under the Registration Rights
                                   Agreement to do, or unless an exemption
                                   from the registration requirements of the Securities Act is available. See "The
                                   Exchange Offer - Purpose of the Exchange
                                   Offer." The New Notes otherwise will be substantially identical in all respects to the Old Notes.

                                   To the extent that Holders of Old Notes do not participate in the Exchange Offer and Old Notes remain outstanding after the consummation of the Exchange Offer, any prepayments on the Notes would be made on a pro rata basis pursuant to the prepayment provisions contained in the Indenture. In addition, Holders of New Notes and Old Notes, together ("Holders of Notes"), will have the voting and other rights described therein.

Maturity . . . . . . . . . . . .   November 1, 2003.

Interest Rate. . . . . . . . . .   9.75% per annum.

Priority . . . . . . . . . . . .   The New Notes will be senior secured
                                   indebtedness of the Issuer.

Interest Payment Dates . . . . .   Semi-annual on the first business day of
                                   each January and July, commencing on the first business day of January, 1995 and continuing through the first business day of July, 2003. A final interest payment will also be due at Maturity.

Optional Prepayment. . . . . . .   Non-prepayable for five years after the
                                   date of issue of the Old Notes. Thereafter prepayable at the option of the Lessee in the event of an "Early Termination" (i.e., termination of the Lease and a reconveyance of the Deed of Trust) with respect to one or more of the Existing Assets (other than the Potential Existing Asset) or Construction
                                   Assets (other than Potential Construction
                                   Assets), as the case may be, pursuant to the CRC Leases and the CRC Notes at the following premiums: year six - 5.00%, year seven - 3.75%, year eight - 2.50%, year nine - 1.25%, year ten - 0.00%. Any principal amounts prepaid are required to be credited against the payment due at the beginning of the tenth year.

Amortization . . . . . . . . . .   Interest-only payments through year nine;
                                   by the beginning of year ten, 50% of the original Issue Principal Amount must have been repaid; the balance is due upon Maturity.

Collateral for Notes;
Guaranties . . . . . . . . . . .   The New Notes will be secured primarily by,
                                   among other things, the following
                                   (collectively, the "Note Collateral"):

                                   (1) The pledge by the Issuer to the Trustee
                                       of the CRC Notes and the CRC
                                       Collateral; and

                                   (2) A pledge of the Issuer's rights in and
                                       to the Collection Account, the
                                       Construction Account, the Sinking Fund
                                       Account and the Equity Collection
                                       Account (each as described in
                                       "Description of the Underlying
                                       Transactions - Construction Account -
                                       Collection, Administrative Expenses,
                                       Sinking Fund and Equity Collection
                                       Accounts") as well as certain other
                                       accounts to be maintained by the
                                       Trustee pursuant to the Indenture, and
                                       all funds held therein.

                                   The New Notes will also be fully and
                                   unconditionally guaranteed by each of CRC-I and CRC-II on a joint and several basis. These guaranties will be nonrecourse to the general partners of each of CRC-I and CRC-II. One or both guarantors may be unable to satisfy their obligations under the guaranties if the guaranties are ever called upon, which could result in less than a full recovery under those circumstances.

CRC-I Note Collateral. . . . . .   The CRC-I Note is secured primarily by the
                                   following (collectively, the "CRC-I
                                   Collateral"):

                                   (1) An absolute assignment to the Issuer of
                                       CRC-I's rights as Lessor under the
                                       CRC-I Lease;

                                   (2) A first priority deed of trust in favor
                                       of the Issuer on CRC-I's rights in the
                                       Existing Assets under the Estates For
                                       Years, as acquired; and

                                   (3) A first priority deed of trust in favor
                                       of the Issuer on Foodmaker's
                                       reversionary rights in the Existing
                                       Assets, as acquired.

                                   The CRC-I Note is cross-collateralized with the CRC-II Collateral.

CRC-II Note Collateral . . . . .   The CRC-II Note is secured primarily by the
                                   following (collectively, the "CRC-II
                                   Collateral," and together with the CRC-I
                                   Collateral, the "CRC Collateral").

                                   (1) An absolute assignment to the Issuer of
                                       CRC-II's rights as Lessor under the
                                       CRC-II Lease;

                                   (2) A first priority deed of trust in favor
                                       of the Issuer on CRC-II's rights in the
                                       Construction Assets under the Estates
                                       For Years, as acquired; and

                                   (3) A first priority deed of trust in favor
                                       of the Issuer on Foodmaker's
                                       reversionary rights in the Construction
                                       Assets, as acquired.

                                   The CRC-II Note is cross-collateralized
                                   with the CRC-I Collateral.

Payments of Principal and
Interest Prior to
Maturity; the Sinking
Fund . . . . . . . . . . . . . .   The CRC Notes are interest-only through
                                   year nine with interest payments required semi-annually as described above. In addition to the semi-annual interest payments, CRC-I and CRC-II must pay $25,000 semi-annually through Maturity to fund certain administrative expenses. Semi-annual sinking fund payments of $747,402 through year nine, and earnings thereon, and a special sinking fund payment of $5,500,000 due the last business day of December 2002, will be collectively applied to pay a portion of the principal payment due at the beginning of year ten. These sinking fund obligations will be reduced to the extent of an Early Termination. See
                                   "Description of the Leases - Early
                                   Termination; Lease Modification." All of these payments are expected to be covered by the Basic Rent and Special Rent payments to be made by Foodmaker under the CRC
                                   Leases.  See "Description of the Leases -
                                   Rental Rates."

                                   By the beginning of year ten, the
                                   outstanding balance of the Notes must be reduced to $35,000,000 or less. The sinking fund will be applied at the beginning of year ten to reduce the outstanding debt, and CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund. This additional principal payment is required to be covered by the special rent payments and the purchase price payable under the rejectable offer required to be made by Foodmaker under the CRC Leases not less than 120 nor more than 270 days prior to the first business day of January, 2003 (the "Year Nine Termination Date") (the "Year Nine Offer"). A failure to satisfy the Issuer's sinking fund obligations would constitute an Event of Default under the Indenture. See "Description of the Leases - Rejectable Offer Requirements."

                                   After the payment due at the beginning of year ten, as described above, CRC-I and CRC-II are required to make one additional semi-annual payment on the first business day of July, 2003 of interest only and $25,000 to fund certain administrative expenses, and upon Maturity must pay the remaining principal balance plus accrued interest plus a final $25,000 payment for administrative expenses. These payments are required to be covered by the Basic
                                   Rent payable by Foodmaker under the CRC
                                   Leases plus the rejectable offer required to be made by Foodmaker under the CRC
                                   Leases at Maturity (the "Termination Date
                                   Rejectable Offer"). See "Description of the Leases - Rejectable Offer
                                   Requirements."

Certain Covenants. . . . . . . .   The Indenture pursuant to which the New
                                   Notes will be issued restricts, among other things, the incurrence of additional indebtedness, the use of proceeds from the sale and issuance of the Old Notes, the creation of certain liens, transactions with affiliates, the engagement in any business or activity other than that expressly permitted by the Indenture, in each case by the Issuer, and the merger or consolidation of the Issuer or the transfer of any part of the Trust Estate, except as expressly permitted by the Indenture. See
                                   "Description of New Notes - Certain
                                    Covenants."

                                   For more complete information regarding the New Notes, see "Description of New Notes."

                         The Underlying Transactions

     The following is a summary description of the transactions underlying the Exchange Offer. On January 5, 1994, in a private placement transaction, the Issuer issued and sold $70,000,000 aggregate principal amount of Old Notes. The Issuer used the proceeds from the sale of the Old Notes to purchase the CRC Notes. The proceeds from the purchase of the CRC Notes were used by CRC-I and CRC-II to enable each of them to acquire from Foodmaker estates for years to expire on November 30, 2028 (the "Estates For Years," individually, an "Estate For Years") in: (1) in the case of CRC-I, 38 existing Jack In The Box restaurants (the "Existing Assets"), and (2) in the case of CRC-II, four existing Jack In The Box restaurants and approximately 34 to-be-constructed Jack In The Box restaurants (collectively, the "Construction Assets") subject to Foodmaker's right of substitution, as described in "Description of the Leases - Right of Substitution." The locations of the Existing Assets, including those Existing Assets to which Foodmaker has not yet acquired fee title (the "Potential Existing Asset") and the locations of the Construction Assets, including those Construction Assets to which Foodmaker has not yet acquired fee title (the "Potential Construction Assets;" individually, a "Potential Construction Asset"), are identified in "Description of the Underlying Transactions - Schedule of Properties."

     Pursuant to a Note Purchase Agreement between the Issuer and CRC-I, a portion of the proceeds from the sale of the Old Notes was used to purchase the CRC-I Note, issued by CRC-I in the principal amount of $30,172,952, for a purchase price equal to $28,633,100 (the "CRC-I Note Purchase Price"). Pursuant to a Note Purchase Agreement between the Issuer and CRC-II, a portion of the proceeds from the sale of the Old Notes was used to purchase the CRC-II Note, issued by CRC-II in the principal amount of $39,827,048, for a purchase price equal to $37,794,505 (the "CRC-II Note Purchase Price").
The purchase price for each of the CRC Notes has been disbursed in full; however, a portion of the purchase price for each such note has been held as collateral security for the Notes by the Trustee acting on behalf of the Holders of Notes, pursuant to the terms of the Indenture, to be released by the Trustee to Foodmaker from time to time (a) in the case of the Potential Existing Asset, as soon as Foodmaker has acquired fee title thereto and conveyed an Estate For Years therein to CRC-I and all other conditions contained in the Indenture to the release of the portion of the CRC-I Note Purchase Price allocable thereto have been satisfied, and (b) in the case of the Potential Construction Assets, as soon as Foodmaker has acquired fee title thereto and conveyed an Estate for Years therein to CRC-II and all other conditions contained in the Indenture to the release of the portion of the CRC-II Note Purchase Price allocable thereto have been satisfied.

     Concurrently with the acquisition by CRC-I of the Estate For Years in the Existing Assets (other than the Potential Existing Asset), CRC-I leased such Existing Assets to Foodmaker pursuant to a long-term, triple-net master lease (the "CRC-I Lease"). Similarly, concurrently with the acquisition by CRC-II of the Estate For Years in the Construction Assets (other than the Potential Construction Assets), CRC-II leased such Construction Assets to Foodmaker pursuant to a long-term, triple-net master lease (the "CRC-II Lease"). As CRC-I acquires the Estates For Years in the Potential Existing Assets, upon the acquisition by Foodmaker of the fee interest in the locations thereof (subject to Foodmaker's right of substitution as it relates to the Potential Existing Asset, as described in "Description of the Leases
- - Right of Substitution"), the CRC-I Lease will be amended to subject such Potential Existing Asset to the CRC-I Lease. Likewise, as CRC-II acquires the Estates For Years in the Potential Construction Assets, upon the acquisition by Foodmaker of the fee interest in the locations thereof (subject to Foodmaker's right of substitution as it relates to the Potential Construction Assets, as described in "Description of the Leases - Right of Substitution"), the CRC-II Lease will be amended to subject such Potential Construction Assets to the CRC-II Lease. Each of the CRC Leases will have an initial term expiring on November 1, 2003 (the "Basic Term").

     Since January 5, 1994, Foodmaker has been responsible for rental payments on all of the Existing Assets (including the Potential Existing Asset) under the CRC-I Lease regardless of whether CRC-I has acquired the Estate For Years therein or whether all other conditions to the release of the portions of the CRC-I Note Purchase Price allocable thereto have been satisfied. Since January 5, 1994, Foodmaker has also been responsible for rental payments on each Construction Asset (including the Potential Construction Assets) under the CRC-II Lease regardless of whether each Construction Asset has been acquired and/or construction has been completed by Foodmaker and whether CRC-II has acquired an Estate For Years therein or whether all other conditions to the release of the portion of the CRC-II Note Purchase Price allocable thereto have been satisfied. As more fully described in the "Description of the Underlying

Transactions," the aggregate payments required to be made by Foodmaker under the CRC-I Lease and the CRC-II Lease should be sufficient to pay interest and principal on the Notes by the end of the Basic Term.

     The CRC Leases require Foodmaker to make the Year Nine Offer not less than 120 nor more than 270 days prior to the Year Nine Termination Date and to purchase from CRC-I and CRC-II the Estates For Years in certain Properties designated by Foodmaker in the Year Nine Offer in the minimum amount of $12 million (subject to Foodmaker's rights of Early Termination, see "Description of the Leases - Early Termination; Lease Modification") which amount, when added to the then existing balance in a sinking fund which Foodmaker is required to fund on a semi-annual basis and at the end of year nine, pursuant to the terms of the Leases, would be sufficient to liquidate 50% of the then outstanding principal balance of the Notes. The CRC Leases also require Foodmaker to make the Termination Date Rejectable Offer not less than 120 nor more than 270 days prior to the last day of the Basic Term and to purchase CRC-I's and CRC-II's Estates For Years in the remaining Properties in an amount at least equal to the then outstanding principal balance of the Notes. Said Rejectable Offer amounts will be reduced to the extent there is an Early Termination, or in the event Foodmaker exercises its option to purchase CRC-I's or CRC-II's Estate For Years in any of the Properties, in each case pursuant to the CRC Leases and as described in the "Description of the Leases." In order for CRC-I or CRC-II to reject either such Rejectable Offer, CRC-I or CRC-II must deliver to the Trustee the principal balance of the Notes allocable to the Properties as to which such Rejectable Offer has been made, less the amount available in the sinking fund. See "Description of the Leases - Rejectable Offer Requirements."

     As collateral security for the CRC-I Note, CRC-I has granted to the Issuer a security interest in and lien upon the CRC-I Collateral and CRC-II has granted to the Issuer a security interest in and lien upon the CRC-II Collateral. Similarly, as collateral security for the CRC-II Note, CRC-II has granted to the Issuer a security interest in and lien upon the CRC-II Collateral and CRC-I has granted to the Issuer a security interest in and lien upon the CRC-I Collateral. The CRC-I Note and the CRC-II Note and the CRC Collateral therefor has been pledged and assigned to the Trustee for the benefit of Holders of Notes. In addition, each of CRC-I and CRC-II has executed and delivered to the Trustee a guaranty of the Notes (the "CRC-I Guaranty" and the "CRC-II Guaranty," respectively), which guaranties are nonrecourse to the general partners of each of CRC-I and CRC-II.

     Foodmaker owns, operates and franchises the Jack In The Box restaurant concept. Jack In The Box, with system-wide sales of approximately $1 billion in fiscal 1993, has restaurants located principally in the Western and Southwestern United States. In addition, Foodmaker owns approximately 40% of Family Restaurants, Inc., the operator of 357 full service family restaurants located primarily in California and parts of the Southwest under the Carrow's and Coco's formats and 307 full service Mexican restaurants nationwide operated under the Chi-Chi's, El Torito and Casa Gallardo names at March 27, 1994.

                                Risk Factors

     Prospective purchasers of the New Notes offered hereby should consider the information set forth under "Risk Factors," as well as the other information set forth in this Prospectus.

                             Transaction Schematic

Narrative of graphical information presented in the Prospectus.

A diagram is presented illustrating the following activities:

     Foodmaker, Inc.:
          Sale of Estate for Years on Ex. Assets to CRC-I
          Sale of Estate for Years on Con. Assets to CRC-II
          Semi-Annual Lease Payments to Indenture Trustee

     CRC-I Special-Purpose Entity (Ex. Assets) (1)(2):
          CRC-I Note sold to Issuer and CRC-I Collateral assigned to Issuer CRC-I Guaranty provided to Indenture Trustee
          10-Year Lease of Ex. Assets to Foodmaker

     CRC-II Special-Purpose Entity (Con. Assets) (1)(3):
          CRC-II Note sold to Issuer and CRC-II Collateral assigned to Issuer CRC-II Guaranty provided to Indenture Trustee
          10-Year Lease of Con. Assets to Foodmaker

     Issuer (1):
          Sell Notes to Noteholders
          Purchase of CRC-I Note from CRC-I
          Purchase of CRC-II Note from CRC-II
          Assignment of CRC-I Note, CRC-II Note and Collateral Therefor to Indendure Trustee

     Indenture Trustee:
          Semi-Annual Payments of Principal and Interest to Noteholders Makes Residual Payments to Issuer

     Noteholders:
          Notes Proceeds Remitted to Issuer


- -----------------------

(1) The Designated Officer is the sole officer of each of these entities or its corporate general partner. The Designated Officer and the Independent Director are the directors of each of these entities or its corporate general partner. See "Description of the Underlying Transactions - Corporate Governance."

(2) "Ex. Assets" refers to the Existing Assets (including the Potential Existing Asset).

(3) "Con. Assets" refers to the Construction Assets (including the Potential Construction Assets).

                                RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus, prospective investors should carefully consider the following risk factors.

Consequences of a Foodmaker Bankruptcy

     In the event a bankruptcy case is instituted by or against Foodmaker under Title 11 of the United States Code (the "Bankruptcy Code"), Foodmaker (assuming that the CRC Leases are treated as true leases as discussed below), as debtor-in-possession, or its trustee in bankruptcy, would have the right, subject to bankruptcy court approval, to assume or reject the Leases.
Pending the assumption or rejection of the Leases, it is possible that some or all of the payments under the Leases may be interrupted or delayed for a significant period of time. This would interrupt or delay payments on the Notes. Although the Leases have been entered into in composite form with respect to each leased Construction Asset and/or leased Existing Asset (a "Leased Property;" collectively, the "Leased Properties"), it is possible that Foodmaker, as debtor-in-possession, or its trustee in bankruptcy, would assert the right to assume the Leases with respect to certain of such Leased Properties while rejecting the Leases with respect to other Leased Properties. Alternatively, Foodmaker, as debtor-in-possession, or its trustee in bankruptcy, might assert a right to treat the obligations of Foodmaker to make the Rejectable Offer during year nine and at the end of the Basic Term of the Leases, as in the nature of a purchase obligation separate from its lease obligations and which could be assumed or rejected in bankruptcy separately from the lease obligations.

     If any Lease were rejected, payments thereunder would terminate, leaving the applicable Lessor without cash flow to make payments on the Notes. In the event a Lease was rejected, the applicable Lessor (and by virtue of the Indenture, the Trustee) would have an administrative priority claim for the unpaid post-bankruptcy rental value of the Leased Properties used by the Lessee and an unsecured non-priority claim for damages against Foodmaker's bankruptcy estate but, under Section 502(b)(6) of the Bankruptcy Code, such claim would be limited to an amount equal to the rent reserved under such Lease, without acceleration, for the greater of one year or 15% (not to exceed three years) of the remaining term of the Lease (plus pre-bankruptcy rent already due but unpaid); if either Rejectable Offer obligation is not treated as a separate obligation from the applicable Lease, such limitation could also apply to the damages recoverable for a breach of such Rejectable Offer obligation. By contrast, this limitation under Section 502(b)(6) would not apply to holders of debt securities issued by Foodmaker. Therefore, if Foodmaker were the subject of proceedings under the Bankruptcy Code and any Lease were rejected, the damages that could be claimed for rejection, even assuming full recovery on such claim (which may not occur), would not be sufficient to repay the Notes.

     If Foodmaker assumes the Leases, it would be required to cure or provide adequate assurances that it would promptly cure any defaults, compensate or provide adequate assurances that it will promptly compensate for any actual pecuniary loss caused by such default, and provide adequate assurances of future performance. Foodmaker also may have the right in a bankruptcy to assume and assign the Leases without the applicable Lessor's consent, and be relieved of liability therefor, but only if adequate assurance of future performance by the assignee is provided.

     Moreover, it is possible that a bankruptcy court could treat the transactions described herein including the Leases not as a leasing transaction but instead as a secured loan to Foodmaker, in which case the bankruptcy court could permit Foodmaker to use or dispose of the Leased Properties, subject to providing "adequate protection" (such as a lien on, substitute collateral) to the applicable Lessor without the applicable Lessor's consent and/or the consent of the Trustee and/or the Holders of Notes, and to modify and to adversely affect the rights of the applicable Lessor and/or the Trustee and/or the Holders of Notes, including reduction of the secured amount and modification of the timing of payments that would otherwise have been payable by Foodmaker under the Leases (in such event, however, the above-described limitation under Section 502(b)(6) of the Bankruptcy Code would not be applicable) and limitations on damages recoverable by a landlord for a tenant's breach of a lease. The characterization of the transaction as a secured loan to Foodmaker could also arise under applicable non-bankruptcy law. In case the transaction is viewed as a secured loan, the remedies available to the Lessors would be those of a secured creditor, not a landlord. If the applicable Lessor is treated as a secured creditor without a power of sale, the only remedy may be to foreclose judicially even in states which permit non-judicial foreclosure.

     In the event a bankruptcy case is instituted by or against Foodmaker under the Bankruptcy Code, Foodmaker, as debtor-in-possession, or its trustee in bankruptcy would also have the right, subject to bankruptcy court approval, to reject the Estates For Years in the Leased Properties granted to the applicable Lessor in which case the applicable Lessor would have an election either to pursue an unsecured nonpriority claim for damages against Foodmaker's bankruptcy estate or to remain in possession of the Leased Properties for the balance of the term of the Estates For Years. It is not certain that the Leases would survive such a rejection, in which case payments on the Notes could be discontinued. In addition, it is possible that Foodmaker, as debtor-in-possession, or its trustee in bankruptcy, would assert ownership interests in the various accounts established pursuant to the Indenture and that Foodmaker would have the right to use such accounts subject to providing adequate protection to the Trustee and/or the Holders of Notes.

     The occurrence of any of the foregoing events may have a material adverse effect on the Holders of Notes.

Management of the Properties Following Termination of the Leases

     The transaction documents from the underlying transactions do not include obligations on the part of Foodmaker to continue to operate the Leased Properties on behalf of the Issuer, CRC-I or CRC-II as Jack In The Box restaurants after any termination of the Leases, nor are the Trustee or the Holders of Notes granted any special franchise, license or similar arrangements to use the Jack In The Box name or other trademarks or to receive any other services from Foodmaker in connection with the operation of a restaurant chain.

New Locations

     At June 30, 1994, 20 of the Properties involved or expected to be involved in the underlying transactions are Properties on which construction of a Jack In The Box restaurant has not yet been completed or, in some cases, started. The terms of the Leases do not require Foodmaker to begin or to complete construction on such Properties by any specified date. In the event a default was declared on the Notes and the Trustee was required to foreclose on such Properties prior to the commencement or completion of the contemplated construction, the value of the Properties held by the Trustee as security for the Notes likely would be adversely affected by their incomplete state. Difficulties or delays related to the construction process with respect to one or more of such Properties could extend the period during which these Properties are subject to such risk. In addition, the lack of operating history of some of the restaurants could adversely affect the market value of the related Properties.

Food Service Industry

     Food service businesses are often affected by changes in consumer tastes, national, regional, and local economic conditions, demographic trends, traffic patterns, and the type, number and location of competing restaurants. Multi-unit food service chains such as Foodmaker can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores. Dependence on frequent deliveries of fresh produce also subjects food service businesses such as Foodmaker to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, factors such as inflation, increased food, labor, and employee benefits costs, regional weather conditions, and the unavailability of experienced management and hourly employees may also adversely affect the food service industry in general and Foodmaker's results of operations and financial condition in particular.

Lack of Public Market

     Although Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL"), there is currently no established trading market for New Notes, and the Issuer has taken no steps and does not intend to take steps to facilitate any public trading market for New Notes. There can be no assurance that a market for New Notes will develop. If a market for New Notes should develop, no assurance can be given as to the liquidity of any such market, and New Notes could trade at a substantial discount from their initial issue price.

                             THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Exchange Offer is designed to provide Holders of Old Notes with an opportunity to acquire New Notes which, unlike the Old Notes, will be freely tradable at all times, subject to any restrictions on transfer imposed by state securities or "blue sky" laws; provided, however, that the Holder of Old Notes is (i) not an affiliate or promoter of the Issuer within the meaning of the Securities Act, (ii) represents that the New Notes are being acquired in the ordinary course of business of such holder, and (iii) is not engaged in, and does not intend to engage in, a distribution of the New Notes.

     The outstanding Old Notes, in the aggregate principal amount of $70 million, were originally issued and sold on January 5, 1994. The original sale to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The Old Notes may not be reoffered, resold, or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

     Pursuant to Rule 144 promulgated under the Securities Act, Old Notes may generally be resold (a) commencing two years after the date of original issuance, in an amount up to, for any three-month period, the greater of 1% of the Old Notes then outstanding or the average weekly trading volume of the Old Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing three years after the date of original issuance, in any amount and otherwise without restriction by a Holder of Old Notes who is not, and has not been for the preceding 90 days, an affiliate of the Issuer. The Old Notes are eligible for trading on PORTAL, and may be resold to certain Qualified Institutional Buyers pursuant to Rule 144A promulgated under the Securities Act. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

     In connection with the original sale of the Old Notes, the Issuer entered into the Registration Rights Agreement, pursuant to which it agreed to file with the Commission a registration statement covering the exchange by the Issuer of New Notes for Old Notes in a transaction designed to provide Holders of Old Notes with identical New Notes that, with certain limitations, will be freely tradable. The Registration Rights Agreement provides that the Issuer, Foodmaker, CRC-I and CRC-II will (i) cause to be filed with the Commission as soon as practicable after the date thereof, but in no event later than May 4, 1994, a registration statement with respect to an offer by the Issuer to each Holder of Old Notes of the opportunity to exchange their Old Notes for New Notes, and (ii) use their best efforts to cause (A) such registration statement to be declared effective, and (B) New Notes to be delivered to the Registrar under the Indenture for delivery to all Holders of Old Notes who have tendered Old Notes pursuant to an offer by the Issuer to each Holder of Old Notes of the opportunity to exchange their Old Notes for New Notes on or prior to September 4, 1994. The Issuer, Foodmaker, CRC-I and CRC-II are required to keep the registration statement relating to the Exchange Offer continuously effective for a period of not less than the period required under applicable federal and state securities laws; provided, however, that (i) the Exchange Offer is required to remain open, and (ii) the registration statement relating to the Exchange Offer is required to remain continuously effective for a period of at least 20 consecutive business days. In addition, under certain circumstances the Issuer may be required to file a shelf registration statement covering the Old Notes and to use its best efforts to cause such registration statement to be declared effective.

     In the event that: (a) the Registration Statement or, if required, a shelf registration statement is not filed on or prior to May 4, 1994 (the "Filing Date"); (b) the Exchange Offer is not consummated on or prior to September 4, 1994 (the "Consummation Date") or the shelf registration statement, if required, is not declared effective on or prior to August 4, 1994 (the "Effective Date"); (c) in the case of a shelf registration statement, if required, the Commission issues a stop order suspending the effectiveness of such shelf registration statement prior to the date which is one year from the date on which such shelf registration statement was declared effective; or (d) any of the Issuer, Foodmaker, CRC-I or CRC-II, for the third time, notifies or is required to give notice of the happening of any event that makes any statement in the shelf registration statement, if required, untrue in any material respect or that requires the making of any changes in such shelf registration statement, if any, so that it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein, then the Lessee will be required to pay, or cause to be paid, in addition to amounts otherwise due under the Indenture and the Old Notes, as liquidated damages, and not as a penalty, to each Holder of Notes, an additional amount equal to (a) for each weekly period beginning on the Filing Date and until the Consummation Date or the Effective Date, as applicable, $.05 per week per $1,000 principal amount of the Old Notes held by such holder and (b) for each weekly period commencing on the Consummation Date or the Effective Date, as applicable, or thereafter, an additional amount equal to $.10 per week per $1,000 principal amount of Old Notes held by such holder; provided, however, that such liquidated damages will, in each case, cease to accrue on the date on which the Issuer's obligations with respect to the Exchange Offer or the shelf registration statement, as applicable, are satisfied.

     The staff of the Division of Corporation Finance of the Commission has issued certain interpretive letters that concluded, in circumstances similar to those contemplated by the Exchange Offer, that new debt securities issued in a registered exchange for outstanding debt securities, which new securities are intended to be substantially identical to the securities for which they are exchanged, may be offered for resale, resold and otherwise transferred by the holders thereof (other than any holder that is an affiliate of the issuer or a broker-dealer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new securities are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of the new securities. See "- Resales of New Notes." The Issuer has not requested or obtained an interpretive letter from the staff of the Division of Corporation Finance with respect to this Exchange Offer. By delivering the Letter of Transmittal, a Holder of Old Notes tendering Old Notes for exchange will represent and warrant to the Issuer that the Holder of Old Notes is acquiring the New Notes in the ordinary course of its business and that the Holder of Old Notes is not engaged in, and does not intend to engage in, a distribution of the New Notes. Any Holder of Old Notes using the Exchange Offer to participate in a distribution of the New Notes to be acquired in the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Holders of Old Notes who do not exchange their Old Notes pursuant to this Exchange Offer will continue to hold Old Notes that are subject to restrictions on transfer.

     It is expected that the New Notes will be freely transferable by the Holders of New Notes subject to the limitations described in the immediately preceding paragraph and in "- Resales of New Notes." Sales of New Notes acquired in the Exchange Offer by Holders of New Notes who are "affiliates" of the Issuer within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Issuer. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Issuer. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their New Notes.

     The New Notes otherwise will be identical in all respects (including interest rate, maturity, security and restrictive covenants) to the Old Notes for which they may be exchanged pursuant to this Exchange Offer.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, the Issuer will exchange $50,000 principal amount of New Notes for each $50,000 principal amount of its outstanding Old Notes. New Notes will be issued only in integral multiples of $50,000 to each tendering Holder of Old Notes whose Old Notes are accepted in the Exchange Offer.

     The New Notes will bear interest from and including July 1, 1994 (the day after the last date for which interest will have been paid on the Old Notes prior to the exchange). Accordingly, Holders of Old Notes who receive New Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from and including July 1, 1994 to the date of exchange, but will be entitled to such interest under the New Notes.

     As of July 11, 1994, $70,000,000 aggregate principal amount of Old
Notes was outstanding. This Prospectus and the Letter of Transmittal are being sent to all registered Holders of Old Notes. Tendering Holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Foodmaker will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "- Payment of Expenses."

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

Expiration Date; Extensions; Termination

     The Exchange Offer will expire at midnight, New York City time, on ______________, 1994 (the "Expiration Date"), subject to extension by the Issuer by notice to the Exchange Agent as herein provided. The Issuer reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Issuer shall notify the Exchange Agent of any extension by oral or written notice prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. The rights reserved by the Issuer in this paragraph are in addition to the Issuer's rights set forth below under the caption "- Conditions to the Exchange Offer."

Procedures for Tendering

     The acceptance by Holders of Old Notes of the Exchange Offer pursuant to one of the procedures set forth below will constitute an agreement between such Holder of Old Notes and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     To be tendered effectively, the Old Notes, together with the properly completed Letter of Transmittal (or facsimile thereof), executed by the registered Holder of Old Notes, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at the address set forth below prior to midnight, New York City time, on the Expiration Date. LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD NOT BE SENT TO THE ISSUER.

     Signatures on a Letter of Transmittal must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder of Old Notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States (an "Eligible Institution"). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than a registered Holder of Old Notes, such Old Note must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of such registered holder or holders appear on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be resolved by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Issuer shall determine. Neither the Issuer nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old

Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. The Issuer's acceptance for payment of Old Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Issuer upon the terms and subject to the conditions of the Exchange Offer.

     THE METHOD OF DELIVERY OF OLD NOTES AND OTHER DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER OF OLD NOTES, BUT IF DELIVERY IS BY MAIL IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE.

Guaranteed Delivery Procedures

     Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (a) The tender is made through an Eligible Institution (as defined in the Indenture);

     (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after execution of the Notice of Guaranteed Delivery.

     Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders of Old Notes who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Conditions to the Exchange Offer

     If, prior to the consummation of the Exchange Offer, (i) any of the Issuer, Foodmaker, CRC-I or CRC-II determines, based on a written opinion of independent counsel provided to the Trustee, that (A) the New Notes would not, upon receipt, be transferable by each Holder of New Notes without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable "blue sky" or state securities laws (provided that such Holder of New Notes is not an affiliate of any of the Issuer, Foodmaker, CRC-I or CRC-II, that such New Notes are acquired in the ordinary course of such Holder of New Notes and such Holder of New Notes has no arrangement with any person to participate in the distribution of such New Notes), (B) the interests of the Holders of Old Notes, taken as a whole, would be materially adversely affected by the consummation of an exchange offer, or (C) the Commission is unlikely to permit the consummation of an exchange offer, or (ii) the holders of at least a majority of the then outstanding aggregate principal amount of the Old Notes request that the Issuer, Foodmaker, CRC-I and CRC-II abstain from consummating an exchange offer based upon a written opinion of independent counsel provided to the Issuer, Foodmaker, CRC-I and CRC-II to the effect that either (A) the participation of such Holders of Old Notes in an exchange offer is not legally permitted, or (B) a court decision or administrative action may be reasonably expected to have a material adverse effect on such Holders of Old Notes in the event such holders participate in an exchange offer, (iii) a request is made by any Holder of Old Notes for, and the Lessee fails to deliver by the later of (x) the fifteenth day following such request or
(y) the fifteenth day
following the Filing Date, an opinion of counsel reasonably acceptable to such Holder of Old Notes that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will be a tax-free transaction for the tendering Holders of Old Notes, or (iv) an exchange offer is not consummated prior to September 5, 1994, then the Issuer must promptly deliver to the Holders of Old Notes and the Trustee notice thereof (the "Exchange Offer Termination Notice") and must thereafter, pursuant to the Registration Rights Agreement, file with the Commission, and obtain the effectiveness of, a shelf registration statement pursuant to which the Old Notes may be resold by the holders thereof under the Securities Act. If such shelf registration statement is not filed on or prior to the Filing Date or is not declared effective by the Commission on or prior to the Effective Date, then the Issuer will be obligated to pay to Holders of Old Notes the liquidated damages described above under "- Purpose of the Exchange Offer."

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will accept all Old Notes validly tendered prior to midnight, New York City time, on the Expiration Date. The Issuer will deliver New Notes in exchange for Old Notes promptly following the Expiration Date.

     For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes. Under no circumstances will interest be paid by the Issuer or the Exchange Agent by reason of any delay in making such payment or delivery.

     In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of the Old Notes into the Exchange Agent's account at The Depositary Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in "Procedures for Tendering" above, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, at the Issuer's expense, to the tendering Holder of Old Notes thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

     Tenders of Old Notes made pursuant to the Exchange Offer are irrevocable and may not be withdrawn.

Exchange Agent

     State Street Bank and Trust Company (telephone (617) 664-5608) has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent as follows:

     By Hand:            By Mail:          By Overnight     By Facsimile
State Street Bank   State Street Bank        Express:
       and                 and          State Street Bank   (617) 664-5376
  Trust Company       Trust Company            and
 Corporate Trust     Corporate Trust      Trust Company
Window, 4th Floor       Department       Corporate Trust
Two International      P.O. Box 778         Department
      Place              Boston,        Two International
     Boston,          Massachusetts           Place
  Massachusetts           02102              Boston,
      02110           Attn:  Andrew       Massachusetts
  Attn:  Andrew          Sinasky              02110
     Sinasky                              Attn:  Andrew
                                             Sinasky

     Requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent or the Issuer.

Payment of Expenses

     Foodmaker will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with the Exchange Offer. Foodmaker will also pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes, or substitute Old Notes for principal amounts not exchanged, are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder of Old Notes or any other person) will be payable by the tendering Holder of Old Notes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder of Old Notes.

     Foodmaker has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer.

Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount, as reflected in the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized by Foodmaker for accounting purposes.

Resales of New Notes

     With respect to resales of New Notes, based on interpretive letters previously issued by the staff of the Division of Corporation Finance of the Commission to third parties, the Issuer believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder of New Notes, without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such holder (i) is not an "affiliate" or "promoter" (as such terms are defined in Rule 405 under the Securities Act) of the Issuer,
(ii) is not participating in a distribution of the New Notes to be received in the Exchange Offer, (iii) is not, except as noted below, a broker-dealer and (iv) is acquiring the New Notes in the ordinary course of such holder's business. Based on the prior interpretive letters, no broker-dealer may resell or otherwise transfer New Notes issued pursuant to the Exchange Offer without complying with the registration requirements of the Securities Act, unless (a) such broker-dealer is holding Old Notes only as nominee, or
(b)(i) such broker-dealer acquired the Old Notes for its own account as a result of market-making or other trading activities and undertakes to satisfy certain conditions consistent with the requirements of the Securities Act, including the delivery of a prospectus which contains a plan of distribution with respect to such resale transactions (such plan of distribution need not name the broker-dealer or disclose the amount of New Notes held by the broker-dealer), and (ii) such broker-dealer has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the New Notes received pursuant to the Exchange Offer. If any Holder of Old
Notes does not satisfy any of the foregoing conditions, such holder may not be entitled to rely on the previously issued interpretive letters. If any other Holder of Old Notes is deemed to be an "underwriter" within the meaning of the Securities Act or acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.
By tendering Old Notes into the Exchange Offer, registered Holders of Old Notes represent to the Issuer, among other things, that (a) they are not "affiliates" or "promoters" of the Issuer (as those terms are defined in Rule 405 under the Securities Act), (b) they are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer, and (c) are acquiring the New Notes in the ordinary course of business.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

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                        USE OF PROCEEDS BY FOODMAKER


     Net proceeds received by Foodmaker from the sale of the Estates for Years in the Existing Assets and Construction Assets were $66,427,605 ($70,000,000 face amount less $1,092,000 in bond discount and fees and expenses paid at closing totaling $2,480,395). The net proceeds will be utilized for the acquisition and construction of Jack In The Box restaurants and related legal and other expenses.


                 SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

     The following selected unaudited pro forma estimate of operations of the Issuer for the twelve-month period commencing on the date of and giving effect to the following transactions and events: (i) the sale on January 5, 1994 of $70 million aggregate principal amount of Notes for approximately $68.9 million; (ii) the concurrent purchase of CRC Notes with an aggregate principal amount of $70 million for approximately $66.4 million; (iii) the incurrence of approximately $2.5 million of deferred finance charges; and
(iv) the recordation of interest income on the CRC Notes and interest expense on the Notes of approximately $7.2 million each, including net amortization of the original issue discount and deferred finance charges, as applicable, of approximately $.4 million.

     The pro forma financial data presented herein do not purport to represent what the Issuer's results of operations would have been had such transactions in fact occurred at the beginning of the periods or to project the Issuer's results of operations in any future period. The Selected Unaudited Pro Forma Financial Data should be read in conjunction with the Financial Statements, including the notes thereto, included herein.

                 UNAUDITED PRO FORMA ESTIMATE OF OPERATIONS
                     For the Initial Twelve Month Period

Estimated Revenues:

   Interest income . . . . . . . . . . . . . . . . . . .   $7,158,000

Estimated Expenses:

   Interest expense. . . . . . . . . . . . . . . . . . .    7,158,000
                                                            ---------
Pro forma estimated net earnings . . . . . . . . . . . .   $       --
                                                            =========

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       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                            RESULTS OF OPERATIONS
Results of Operations

     The Issuer is a special purpose corporation, incorporated in the State of Delaware in December 1993 for the benefit of Foodmaker in connection with the transactions described herein. CRC-I and CRC-II are limited partnerships, organized in December 1993 under the laws of the State of the Commonwealth of Massachusetts for the benefit of Foodmaker in connection with the underlying transactions. See "Description of the Underlying Transactions." Operations commenced on January 5, 1994 with the issuance and sale, in a private placement transaction, of $70 million aggregate principal amount of Old Notes. The net sales proceeds from the sale of the Old Notes were approximately $68.9 million, which proceeds were used to purchase the CRC-I Note, issued in the principal amount of approximately $30.2 million, and the CRC-II Note, issued in the principal amount of approximately
$39.8 million, for approximately $66.4 million (the total acquisition cost of the Estates For Years purchased by CRC-I and CRC-II). The closing costs paid by the Issuer were approximately $2.5 million. The Notes are due November 1, 2003, payable interest only at the rate of 9.75% per annum semi-annually on the first business day of each January and July and continuing through the first business day of July 2003. A mandatory prepayment of 50% of the original balance of the Notes is due on the first business day of January 2002. The CRC Notes' payment and interest terms are equivalent to and structured to coincide with the Notes such that funds will be available to make payments on the Notes. In addition, the CRC Notes require semi-annual sinking fund payments to a trustee of approximately $.7 million, which will be utilized to partially fund the 50% prepayment due in January 2002. The proceeds of the CRC Notes (of which approximately 43% relates to CRC-I and 57% to CRC-II) have been and will be used by CRC-I and CRC-II to purchase Estates For Years in various Foodmaker restaurant properties and, in a transaction accounted for as a financing, CRC-I and CRC-II will lease back such properties to Foodmaker on terms which will provide the funds required to make the necessary payments on CRC Notes. The Notes are secured by, among other things, the CRC Notes, the CRC leases to Foodmaker, first priority liens on the Leased Properties and any sinking fund or other amounts held in trust.

     Since the Issuer has equivalent notes receivable (the CRC Notes) and notes payable (the Notes), including face amounts, net proceeds and stated interest rates, interest income and expense should equate to approximately $6.8 million annually, plus amortization of approximately $.4 million of original issue discount and, as applicable, deferred finance charges on the respective notes. For the first quarter, slightly less than one-fourth of the annual amounts are reflected as interest income and expense, since the Notes were issued a few days after the beginning of the quarter. The Issuer has elected to be taxed as a Sub-chapter S Corporation under the Code and, as a result, has no federal income tax liability.

     CRC-I and CRC-II reflect the financing lease obligations of Foodmaker (the CRC Leases) as 9.75% notes receivable and have equivalent notes payable to the Issuer (the CRC Notes), with face amounts and net proceeds, respectively, of approximately $30.2 million and approximately $28.7 million for CRC-I and approximately $39.8 million and approximately $37.8 million for CRC-II. As a result, interest income and expense, inclusive of amortization of approximately $.2 million of original issue discount, will each be approximately $2.9 million for CRC-I and approximately $3.9 million for CRC-II, respectively. For the first quarter, slightly less than one-fourth of the annual amounts are reflected as interest income and expense, since the Old Notes were issued a few days after the beginning of the quarter.

Liquidity and Capital Resources

     The Issuer's only source of liquidity is collection of scheduled payments on the CRC Notes, which, in turn, are dependent upon Foodmaker's payment on the CRC Leases. The basic amounts payable on the CRC Notes are equal to, and timed to coincide with, the payments required to be made on the Notes. The CRC Notes also require sinking fund payments to the Trustee, which, in addition to the value of the Leased Properties, should provide an increasing amount of security through year nine of the Notes. If Foodmaker were to fail to make payments to CRC-I and CRC-II on the financing Leases, CRC-I and CRC-II would be unable to make payments on the CRC Notes. The Issuer would then be required to initiate proceedings to gain possession of, liquidate or obtain tenants for the Leased Properties. Although the Issuer believes that the value of the Leased Properties and other collateral will be adequate to secure the Notes, there can be no assurance that such collateral will continue to maintain its value or that it can be liquidated in sufficient amounts or at the times required to satisfy all scheduled principal and interest payments.

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                                  BUSINESS
The Issuer

     General

     The Issuer is a special purpose corporation, incorporated in the State of Delaware on December 22, 1993 for the benefit of Foodmaker in connection with the transactions described herein. See "Description of the Underlying Trans-actions." The purposes of the Issuer are limited to: (i) issuing and selling the Notes, as principal and as agent for CRC-I and CRC-II, and entering into the Indenture in connection therewith (the "Financing");
(ii) acquiring, owning and holding obligations of CRC-I and CRC-II, accounts, investments and other property to be pledged as collateral for the Notes and pledging such property as collateral for the Notes; and (iii) engaging in any other activities that are necessary, suitable, or convenient to accomplish the matters set forth in the foregoing clauses (i) and (ii). In furtherance of such limited purposes, the Issuer may not create, incur or assume any indebtedness other than pursuant to or in connection with the Financing and the transactions contemplated thereby, or incur, assume, or guarantee the indebtedness of any person or entity, including, without limitation, pursuant to any purchase or repurchase agreement, capital lease, indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third person or entity against loss with respect to any obligation of such other person or entity, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to the permitted activities of the Issuer described above. Nor does the Issuer propose to (i) make loans to other persons, (ii) invest in the securities of other issuers for the purpose of exercising control, (iii) underwrite the securities of other issuers, (iv) engage in the purchase and sale of investments, (v) offer securities in exchange for property, (vi) repurchase or otherwise reacquire its shares or other securities. The principal executive offices of the Issuer are located at 9330 Balboa Avenue, San Diego, California 92123, and the Issuer's telephone number is (619) 571-2470.

     Employees

     Pursuant to the terms of the Indenture, the Issuer does not employ any employees.

CRC-I

     General

     CRC-I is a Massachusetts special purpose limited partnership which was organized solely for the purpose of participating in this Exchange Offer and the underlying transactions. The original Certificate of Limited Partnership of CRC-I was filed with the Secretary of State of the Commonwealth of Massachusetts on December 8, 1993. The latest date upon which CRC-I is to dissolve is December 31, 2043. The charter documents of CRC-I do not require it to, nor does it intend to, hold annual meetings. The purposes of CRC-I are limited to (i) acquiring, owning, holding and selling or otherwise transferring (subject to the provisions of Section 1.06 of those certain Deeds of Trust and Mortgages that have been (with respect to the Existing Assets) or will be (with respect to the Potential Existing Asset) entered into by CRC-I in connection with the transactions specified in (ii) below) Estates For Years in the Existing Assets; (ii) the sale of mortgage notes to the Issuer and encumbering, hypothecating, mortgaging and pledging its interest in the Existing Assets owned by it as security for or in partial satisfaction of such mortgage notes and certain other mortgage notes issued by CRC-II; (iii) leasing the Existing Assets to Foodmaker pursuant to the terms of a master lease; and (iv) engaging in any other activities which are necessary to accomplish the foregoing purposes or are incidental thereto or connected therewith. In furtherance of such limited purposes, CRC-I is not permitted to create, incur or assume any indebtedness other than pursuant to or in connection with the transactions specified in (ii) above and the transactions contemplated thereby, or incur, assume, or guarantee the indebtedness of any person or entity other than pursuant to or in connection with the transactions specified in (ii) above or pursuant to a guaranty of the obligations of the Issuer in connection with the Notes including, without limitation, pursuant to any purchase or repurchase agreement, capital lease, indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third person or entity against loss with respect to any obligation of such other person or entity, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to the permitted activities of CRC-I described above. Nor does CRC-I propose to (i) make loans to other persons, (ii) invest in the securities of other issuers, (iii) underwrite the securities of other issuers, (iv) engage in the purchase and sale of investments, (v) offer securities in exchange for property, (vi) repurchase or otherwise reacquire its shares or other securities. The General Partner of CRC-I is CRC-I Corp. (the "CRC-I General Partner"), incorporated in the Commonwealth of Massachusetts on December 8, 1993. The CRC-I General Partner is responsible for the management of CRC-I, transacts all business for CRC-I and has complete discretion in its management of all aspects of CRC-I's affairs. The principal executive offices of CRC-I are located at 9330 Balboa Avenue, San Diego, California 92123 and CRC-I's telephone number is (619) 571-2470.

     Employees

     CRC-I has no operations and does not employ any employees.

CRC-II

     General

     CRC-II is a Massachusetts special purpose limited partnership which was organized solely for the purpose of effecting this Exchange Offer and the underlying transactions. The original Certificate of Limited Partnership of CRC-II was filed with the Secretary of State of the Commonwealth of Massachusetts on December 1, 1993. The latest date upon which CRC-II is to dissolve is December 31, 2043. The charter documents of CRC-II do not require it to, nor does it intend to, hold annual meetings. The purposes of CRC-II are limited to (i) acquiring, owning, holding and selling or otherwise transferring (subject to the provisions of Section 1.06 of those certain Deeds of Trust and Mortgages entered into by CRC-II in connection with the transactions specified in (ii) below) Estates For Years in the Construction Assets; (ii) selling mortgage notes to the Issuer and encumbering, hypothecating, mortgaging and pledging its interest in the Construction Assets owned by it as security for or in partial satisfaction of such mortgage notes and certain other mortgage notes issued by CRC-I;
(iii) leasing the Construction Assets to Foodmaker pursuant to the terms of a master lease; and (iv) engaging in any other activities which are necessary to accomplish the foregoing purposes or are incidental thereto or connected therewith. In furtherance of such limited purposes, CRC-II is not permitted to create, incur or assume any indebtedness other than pursuant to or in connection with the transactions specified in (ii) above and the transactions contemplated thereby, or incur, assume, or guarantee the indebtedness of any person or entity other than pursuant to or in connection with the transactions specified in (ii) above or pursuant to a guaranty of the obligations of the Issuer in connection with the Notes including, without limitation, pursuant to any purchase or repurchase agreement, capital lease, indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third person or entity against loss with respect to any obligation of such other person or entity, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to the permitted activities of CRC-II described above. Nor does CRC-II propose to (i) make loans to other persons, (ii) invest in the securities of other issuers, (iii) underwrite the securities of other issuers, (iv) engage in the purchase and sale of investments, (v) offer securities in exchange for property, (vi) repurchase or otherwise reacquire its shares or other securities. The General Partner of CRC-II is CRC-II Corp. (the "CRC-II General Partner"), incorporated in the Commonwealth of Massachusetts on November 30, 1993. The CRC-II General Partner is responsible for the management of CRC-II, transacts all business for CRC-II and has complete discretion in its management of all aspects of CRC-II's affairs. The principal executive offices of CRC-II are located at 9330 Balboa Avenue, San Diego, California 92123 and CRC-II's telephone number is (619) 571-2470.

     Employees

     CRC-II has no operations and does not employ any employees.

                                 MANAGEMENT

The Issuer

     Directors and Executive Officers

     The following table sets forth the name, age and position with the Issuer of each of the persons designated to serve as directors and executive officers of the Issuer. Additional information with respect to each such individual is contained below under "Background of Directors and Executive Officers." Each Director of the Issuer will hold office until the next annual meeting of stockholders of the Issuer or until his successor has been elected and qualified. Officers of the Issuer are elected by the Board of Directors of the Issuer and serve at the discretion of the Board. Robert H. Key owns all of the outstanding shares of Common Stock of the Issuer, and has sole voting power with respect to the election of directors. See, however, "Description of Underlying Transactions - Corporate Governance Agreement."

          Name            Age              Position(s)
          ----            ---              -----------
   Charles W. Duddles     53      President, Treasurer, Secretary and Director

   Charles F. MacGill     71      Director

     Background of Directors and Executive Officers

     Mr. Duddles has been a director and President, Treasurer and Secretary of the Issuer since December 1993. Mr. Duddles is also a director, Executive Vice President and Chief Financial and Administrative Officer of Foodmaker and has been since at least 1988.

     Mr. MacGill is a director of the Issuer and has been since May 1994. Mr. MacGill is also President and Chairman of the Board of Chartwell Properties Corporation, a real estate investment company, and has been since 1987.

     Executive Compensation

     None of the directors or officers of the Issuer receive any compensation from the Issuer or for their services in these capacities.

                       OWNERSHIP OF EQUITY SECURITIES

The Issuer

     The following table sets forth, as of the date of this Prospectus, the beneficial ownership of the Issuer's Common Stock.

                                Shares of
        Name of Beneficial       Common             Percent
              Owner               Stock
        ------------------      ---------           -------
          Robert H. Key            100               100%

                 DESCRIPTION OF THE UNDERLYING TRANSACTIONS


Net Note Sales Proceeds; Closing Costs; Costs of the Estates For Years

     On January 5, 1994, in a private placement transaction, the Issuer issued and sold $70,000,000 aggregate principal amount of Old Notes. The net sales proceeds from the sale of the Old Notes were $68,908,000, which proceeds were used to purchase the CRC Notes and pay closing costs of $2,480,395. The total acquisition cost of the Estates For Years purchased by CRC-I and CRC-II was $66,427,605.

Existing Assets

     The CRC-I Note Purchase Price was in the amount of approximately $28.6 million. The proceeds from the sale of the CRC-I Note have been and will be used by CRC-I to purchase Estates For Years from Foodmaker for terms ending November 30, 2028 in 38 existing Jack In The Box restaurants consisting of an aggregate of approximately 101,000 rentable square feet of space and situated on an aggregate of approximately 19.6 acres of land. The locations of all of the Existing Assets, including the Potential Existing Asset, are identified in the Schedule of Properties below.

     The full purchase price for the CRC-I Note was paid on January 5, 1994; however, a portion of such funds has been deposited in the Additional Unit Acquisition Account (a subaccount of the Construction Account) maintained by the Trustee pursuant to the Indenture to be disbursed therefrom from time to time to enable CRC-I to purchase Estates For Years in the Potential Existing Asset from Foodmaker, as title to the fee interest therein is acquired by Foodmaker, at which time such Properties will be subjected to the CRC-I Lease. As of July 11, 1994, Estates For Years in the Existing Assets, other than the Potential Existing Asset, had been acquired by CRC-I from the proceeds of the CRC-I Note Purchase Price and were leased to Foodmaker pursuant to the CRC-I Lease. At July 11, 1994, approximately $38,354,150 had been disbursed for the acquisition of such Existing Assets. See "- Construction Account." Pursuant to the terms of the CRC-I Lease, Foodmaker has been and will be liable for the payment of rent from January 5, 1994 on all of the Existing Assets, including the Potential Existing Asset, regardless of the status of the acquisition by CRC-I of an Estate for Years therein.

Construction Assets

     The CRC-II Note Purchase Price was in the amount of approximately $37.8 million. The proceeds from the purchase of the CRC-II Note have been and will be used by CRC-II to purchase Estates For Years from Foodmaker for terms ending November 30, 2028 in four existing Jack In The Box restaurants and approximately 34 to-be-constructed Jack In The Box restaurant locations consisting of an aggregate of approximately 101,000 rentable square feet of space and situated on an aggregate of approximately 19.6 acres of land. The locations of all of the Construction Assets, including the Potential Construction Assets, are identified in the Schedule of Properties below.

     The full purchase price for the CRC-II Note was paid on January 5, 1994; however, a portion of such funds has been deposited in the Construction Account maintained by the Trustee pursuant to the Indenture to be disbursed therefrom from time to time to enable CRC-II to purchase the Estates For Years in the Potential Construction Assets from Foodmaker, as title to the fee interest therein is acquired by Foodmaker (at which time such Properties will be subjected to the CRC-II Lease), and to enable Foodmaker to build Jack In The Box restaurants thereon. See "- Construction Account." As of
July 11, 1994, Estates For Years in the Construction Assets, other than the Potential Construction Assets, had been acquired by CRC-II from the proceeds of the CRC-II Note Purchase Price and were leased to Foodmaker pursuant to the CRC-II Lease; at such date all of the Potential Construction Assets were owned by Foodmaker. At July 11, 1994, approximately $23,946,170 had been disbursed for the acquisition of such Construction Assets. Estates For Years in the Potential Construction Assets will be acquired from time to time and will be subjected to the CRC-II Lease as Foodmaker acquires the fee interest and CRC-II acquires the Estate For Years therein. Pursuant to the terms of the CRC-II Lease, Foodmaker has been and will be liable for the payment of rent from January 5, 1994 on all of the Construction Assets acquired by Foodmaker (including the Potential Construction Assets), regardless of the status of the acquisition by CRC-II of an Estate For Years therein and/or the completion of construction thereof.

The Properties

     The usable area of a typical building constructed on a Property consists of approximately 50% kitchen space and 50% dining space and includes approximately 20-30 uncovered outdoor parking places. The Properties initially have been and are expected to be operated as Jack In The Box restaurants. Although no assurances can be given that problems will not occur with respect to particular Properties, management does not believe that the selection criteria for Properties (or Substitute Properties) has been or will be adverse to the interests of the Holders of Notes.

Schedule Of Properties

     Existing Assets (as of July 11,1994)(1)

                                                                                                                 Allocated
                                                                         Opening     Rent         Allocated      Purchase
No.  JIB    Location                            City             State   Date        Amount       Percentage     Price
                                                                                                                 (FMV)
- --------------------------------------------------------------------------------------------------------------------------------

1    0293   465 South Fairfax                   Los Angeles      CA      08/67       48,510       1.1591566%       770,000
2    0624   5801 Bellaire Boulevard             Houston          TX      12/66       41,265       0.9860359%       655,000
3    0633   1395 Federal Road                   Houston          TX      02/69       34,020       0.8129151%       540,000
4    0635   2101 9th Avenue North               Texas City       TX      04/69       41,895       1.0010898%       665,000
5    0640   4400 West Fuqua                     Houston          TX      05/69       26,460       0.6322673%       420,000
6    0641   7447 Spencer Highway                Pasadena         TX      06/69       44,415       1.0613058%       705,000
7    0662   3333 Red Bluff                      Pasadena         TX      04/73       33,075       0.7903341%       525,000
8    0672   8767 South Main                     Houston          TX      09/84       48,826       1.1666836%       775,000
9    0678   916 S. Sam Houston Dr.              Huntsville       TX      10/74       39,690       0.9484009%       630,000
10   0685   839 East Mulberry St.               Angleton         TX      06/77       39,375       0.9408739%       625,000
11   0691   419 South Washington                Cleveland        TX      10/78       39,375       0.9408739%       625,000
12   1112   901 East Curry Road                 Tempe            AZ      09/90       63,629       1.5204522%     1,010,000
13   1160   1402 East Ash                       Globe            AZ      10/75       45,675       1.0914137%       725,000
14   1403   41 E. Edwardsville Road             Woodriver        IL      10/69       33,075       0.7903341%       525,000
15   1405   1649 Washington                     Alton            IL      03/70       42,210       1.0086168%       670,000
16   1410   1800 North Illinois                 Swansea          IL      04/88       69,299       1.6559381%     1,100,000
17   1412   1360 Highway 50                     O'Fallon         IL      10/89       61,109       1.4602363%       970,000
18   1413   830 Edwardsville Road               Troy             IL      05/90       62,054       1.4828173%       985,000
19   3174   13369 Firestone Blvd.               Norwalk          CA      03/86       77,804       1.8591668%     1,235,000
20   3251   315 South Brea                      Brea             CA      10/91       69,299       1.6559381%     1,100,000
21   3306   57930 Twenty Nine Palms             Yucca Valley     CA      04/93       68,512       1.6371206%     1,087,500
22   3605   11080 Scarsdale Blvd.               Houston          TX      07/86       43,470       1.0387248%       690,000
23   3641   3317 First Street                   Rosenberg        TX      08/92       55,950       1.3369442%       888,100
24   3642   15919 JFK                           Houston          TX      09/92       54,180       1.2946425%       860,000
25   3648   5107 I-10                           Baytown          TX      04/93       60,322       1.4414188%       957,500
26   4007   15354 Manchester Road               Ellisville       MO      10/69       46,935       1.1215217%       745,000
27   4031   7520 Manchester                     Maplewood        MO      04/70       28,350       0.6774292%       450,000
28   4052   322 Taylor                          Hazelwood        MO      09/90       59,534       1.4226013%       945,000
29   8409   479 Ranier Avenue South             Renton           WA      10/69       50,715       1.2118456%       805,000
30   0021   4751 El Cajon Blvd.                 San Diego        CA      05/61       37,800       0.9032389%       600,000
31   0250   2701 Brooklyn Avenue                Los Angeles      CA      02/65       40,950       0.9785089%       650,000
32   0273   23813 South Avalon                  Carson           CA      05/66       37,170       0.8881850%       590,000
33   0654   2210 North Alexander                Baytown          TX      04/70       29,925       0.7150642%       475,000
34   1116   1001 North 24th Street              Phoenix          AZ      09/90       55,440       1.3247505%       880,000

     Existing Assets (as of July 11,1994)(Cont.)(1)

                                                                                                                 Allocated
                                                                         Opening     Rent         Allocated      Purchase
No.  JIB    Location                            City             State   Date        Amount       Percentage     Price
                                                                                                                 (FMV)
- --------------------------------------------------------------------------------------------------------------------------------
35   1121   1180 Highway 20                     Cottonwood       AZ      09/90       63,550       1.2795885%       850,000
36   1402   1180 Nameoki Road                   Granite          IL      07/69       28,350       0.6774292%       450,000
37   1414   300 South Buchanan                  Edwardsville     IL      09/90       55,440       1.3247505%       880,000

(1) The Existing Assets also include the Potential Existing Asset, set forth separately below.



     Potential Existing Asset (as of July 11,1994)

                                                                                                                 Allocated
                                                                         Opening     Rent         Allocated      Purchase
No.  JIB    Location                            City             State   Date        Amount       Percentage     Price
                                                                                                                 (FMV)
- --------------------------------------------------------------------------------------------------------------------------------
38   0676   1010 Richmond                       Wharton          TX      08/74       36,225       0.8656040%       575,000

     Construction Assets (as of July 11,1994)(2)

                                                                                                                 Allocated
                                                                         Opening     Rent         Allocated      Purchase
No.  JIB    Location                            City             State   Date*       Amount       Percentage     Price
                                                                                                                 (FMV)
- --------------------------------------------------------------------------------------------------------------------------------
1    3254   Slauson & Greenwood                 City of Commerce CA      04/94       76,355       1.8245427%     1,212,000
2    3304   3830 W. Sierra Way                  Acton            CA      05/94       79,379       1.8968018%     1,260,000
3    3409   Hwy. 99 & Lander                    Turlock          CA      03/94       69,929       1.6709921%     1,110,000
4    3647   College @ Lindbergh                 Beaumont         TX      04/94       54,211       1.2953952%       860,500
5    3649   NEC Hwy. 290 @ Senate               Houston          TX      04/94       61,676       1.4737849%       979,000
6    3651   I-10 At Hwy. 62                     Orange           TX      06/94       57,140       1.3653962%       907,000
7    3653   Sunshine & Tyler                    Harlingen        TX      06/94       54,432       1.3006641%       864,000
8    3654   I-10 At FM 359                      Brookshire       TX      3rd Qtr     53,550       1.2795885%       850,000
9    3655   U.S. 83 & Bryan Road                Mission          TX      05/94       52,164       1.2464697%       828,000
10   3659   Tyler @ South M                     Harlingen        TX      04/94       57,730       1.3794717%       916,350
11   3665   Airline & I-610                     Houston          TX      06/94       65,519       1.5656142%     1,040,000
12   3737   Hwy. 360 & Green Oaks               Grand Prairie    TX      05/94       69,929       1.6709921%     1,110,000
13   8451   1467 Olney Avenue                   Port             WA      11/88       51,660       1.2344266%       820,000
14   8455   610 So. Burlington Blvd             Burlington       WA      05/90       53,550       1.2795885%       850,000
15   8470   4717 Evergreen                      Everett          WA      09/92       68,115       1.6276366%     1,081,200
16   8474   20746 108th Ave.                    Kent             WA      11/92       61,928       1.4798065%       983,000
17   1123   I-10 & Fortuna                      Yuma             AZ      07/94       54,148       1.2938898%       859,500
18   3646   Washington @ Spur                   Beaumont         TX      07/94       55,755       1.3322774%       885,000
19   3666   FM 518 & 270                        League City      TX      07/94       53,865       1.2871155%       855,000
20   3668   State Hwy. 146 & IH10               Mont Belvieu     TX      07/94       50,715       1.2118456%       805,000
21   3669   Westheimer & Hwy. 6                 Houston          TX      07/94       60,164       1.4376553%       955,000
22   3670   Hwy. 518 & Hwy. 582                 Friendswood      TX      07/94       58,589       1.4000204%       930,000
23   3019   Santa Fe & Bobier                   Vista            CA      4th Qtr     71,819       1.7161540%     1,140,000
24   3296   Pico Canyon & Lyons                 Santa Clarita    CA      06/94       83,506       1.9954054%     1,325,500
25   3657   Woodlands Dr. @ I-45                The Woodlands    TX      06/94       66,401       1.5866898%     1,054,000
26   3660   N. 10th & Pecan                     McAllen          TX      3rd Qtr     72,219       1.7257133%     1,146,350

     Construction Assets (as of July 11,1994)(cont.)(2)

                                                                                                                 Allocated
                                                                         Opening     Rent         Allocated      Purchase
No.  JIB    Location                            City             State   Date*       Amount       Percentage     Price
                                                                                                                 (FMV)
- --------------------------------------------------------------------------------------------------------------------------------
27   3661   Nolana Loop & N. 2nd                McAllen          TX      05/94       51,187       1.2231361%       812,500
28   3739   Mockingbird & Stammons              Dallas           TX      4th Qtr     78,214       1.8689519%     1,241,500

*Unopened Construction Assets are expected to be completed by the 3rd or 4th quarter of calendar year 1994, as noted.

(2) The Construction Assets also include the Potential Construction Assets, set forth separately below.

     Potential Construction Assets (as of July 11,1994)

                                                                                                                 Allocated
                                                                         Opening     Rent         Allocated      Purchase
No.  JIB    Location                            City             State   Date        Amount       Percentage     Price
                                                                                                                 (FMV)
- --------------------------------------------------------------------------------------------------------------------------------
29   3427   Main St. & Mission Ridge            Manteca          CA      07/94       74,203       1.7731122%     1,177,836
30   3314   China Lake @ College                Ridgecrest       CA      4th Qtr     54,495       1.3021695%       865,000
31   3316   Stockdale Hwy. @ 15                 Kern County      CA      4th Qtr     64,787       1.5450941%     1,026,369
32   3318   Hwy. 14 @ Hwy. 58                   Mojave           CA      4th Qtr     67,724       1.6183031%     1,075,000
33   3672   FM 1960 & Lee Road                  Houston          TX      3rd Qtr     61,109       1.4602363%       970,000
34   8477   NWC Pacific Ave. & Military         Spanaway         WA      3rd Qtr     69,860       1.6693361%     1,108,900
35   3675   Silber & I-10                       Houston          TX      3rd Qtr     61,109       1.4602363%       970,000
36   3742   St. Hwy. 121 & Harwood              Bedford          TX      3rd Qtr     62,369       1.4903443%       990,000
37   3745   377 @ Loop 820                      Haltom           TX      4th Qtr     51,660       1.2344266%       820,000
38   4066   Dorset & I-270                      St. Louis        MO      4th Qtr     69,866       1.6694867%     1,109,000

     *Unopened Construction Assets are expected to be completed by the 3rd or 4th quarter of calendar year 1994, as noted.

The CRC Leases

     The terms of the CRC Leases are summarized under "Description of the Leases" below.

Use of Properties

     The Properties have been and are expected to be initially operated as Jack In The Box restaurants, and will be subject to a use limitation requiring that they be used for restaurant purposes or other business uses within Foodmaker's principal lines of business for the three years after January 5, 1994. Thereafter there are no use limitations on the Properties other than those imposed by law or regulations.

Right of Substitution

     Foodmaker may effect a substitution (a "Substitution") of any Property listed on the Schedule of Properties above with a Substitute Property in any of the following circumstances: (a) a casualty or condemnation which Foodmaker determines has rendered the Property permanently unsuitable for continuation of the then existing business use, (b) Foodmaker determines any Property to be uneconomic for continuation of the then existing business use, or (c) in the case of Potential Construction Assets or Potential Existing Asset, prior to being subjected to the applicable Lease.

     Although no assurances can be given that problems will not occur with respect to certain locations, management does not believe that the selection criteria for Properties or Substitute Properties has been or is intended to be adverse to the interests of Holders of Notes. The Substitute Property must have a fair market value not less than the then current fair market value of the Property being substituted at the time of such substitution, as confirmed by an independent appraisal (or as certified by Foodmaker in the case of a Substitute Property substituted for a Potential Construction Asset or Potential Existing Asset prior to being subjected to the applicable CRC Lease). Foodmaker must (1) convey to CRC-I or CRC-II, as applicable, an Estate For Years of a duration equal to the then remaining Estate For Years of the substituted Property, and lease from CRC-I or CRC-II, as applicable, the Substitute Property and (2) pay all charges incident to such conveyance of the Substitute Property. Such Substitute Property must also be encumbered as collateral for the CRC Notes pursuant to a deed of trust which would, in turn, be pledged as collateral for the Notes. Foodmaker shall receive a release from the lien of the Indenture, applicable deed of trust and Lease as it relates to the Property so substituted.

Optional Prepayment

     The Issuer may not prepay the Notes at any time, in whole or in part, during the first five years after the date of issuance of the Old Notes, January 5, 1994. Thereafter, the Notes may be prepaid in connection with an Early Termination under the Leases, at par plus a premium (the "Prepayment Premium") equal to the following percentage of the principal amount of the Notes to be prepaid: year six - 5.00%, year seven - 3.75%, year eight - 2.50%, year nine - 1.25%, and year ten - 0.00%. (See "Description of the Leases - Early Termination; Lease Modification.")

Mandatory Prepayment

     By the beginning of year ten, the outstanding balance of the Notes must be reduced to $35,000,000 or less. The sinking fund will be applied at the beginning of year ten to reduce the outstanding debt, and CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund. This additional principal payment is required to be covered by the special rent payments and the purchase price payable under the Year Nine Offer required to be made by Foodmaker under the Leases prior to the Year Nine Termination Date. See "Description of the Leases - Rejectable Offer Requirements."

Indenture Defaults

     The following constitute Events of Default under the Indenture:
(a) failure to pay principal of or interest on the Notes when due; (b) a material misrepresentation which remains uncured 30 days after notice thereof, with a reasonable and necessary extension during diligent pursuit of a cure for those misrepresentations which by their nature cannot be cured within 30 days; (c) bankruptcy events with respect to the Issuer, CRC-I, CRC-II or Foodmaker which are not dismissed within the applicable cure periods; and (d) other customary defaults. See "Description of New Notes - Events of Default and Remedies."

Acceleration of Senior Secured Notes

     Upon the occurrence of an Indenture Default which is not cured by the Issuer, CRC-I, CRC-II or Foodmaker, the Trustee will be entitled to accelerate the principal of the Notes and premium, if any. The Issuer may not foreclose upon the deeds of trust on Foodmaker's reversionary rights on the Existing Assets or the Construction Assets unless a default under the CRC Leases (a "Lease Default") or under the Foodmaker Mortgages has occurred and is continuing.

Limited Recourse

     The recourse for repayment of the Notes is limited to the Note Collateral, the CRC-I Guaranty and the CRC-II Guaranty (which guaranties are nonrecourse to the general partners of each of CRC-I and CRC-II). The Issuer will not have any personal liability with respect to the Notes except for certain customary nonrecourse exclusions, principally costs incurred by the Trustee or any Holder of Notes because of the Issuer's fraud, willful misrepresentations, waste, misappropriation or intentional damage of or to any of the Trust Estates. Additionally, the limitations on recourse against the Issuer would not apply if the Issuer attempted to materially delay any foreclosure by the Trustee against the Trust Estate or if the Issuer claimed that any Note, or the Indenture, or the underlying mortgage documents, were invalid or unenforceable to the extent that it would preclude foreclosure. Similarly, the recourse for repayment of the CRC Notes is limited to the CRC Collateral.


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Construction Account

     On January 5, 1994, approximately $28.1 million was placed in the Construction Account established pursuant to the Indenture. At July 11, 1994, approximately $10.6 million of such funds were held in the Construction Account (including the Additional Unit Acquisition Account) for the purpose of (a) funding the acquisition by CRC-I of an Estate For Years in the Potential Existing Asset (unless Foodmaker exercises its right of Substitution and thereby substitutes another asset for a Potential Existing Asset), and (b) funding the acquisition by CRC-II of an Estate For Years in, and the construction by Foodmaker, pursuant to the CRC-II Lease, of a Jack In The Box restaurant on, each of the Potential Construction Assets (unless Foodmaker exercises its right of Substitution and thereby substitutes another asset for a Potential Construction Asset). The funds from the Construction Account (including the Additional Unit Acquisition Account) are required to be remitted promptly and in full to Foodmaker as (i) CRC-I acquires an Estate For Years in each Potential Existing Asset, or (ii) Foodmaker acquires a fee interest and CRC-II acquires an Estate For Years in each Potential Construction Asset, in an amount which reflects the land acquisition cost of such asset plus, in the case of Potential Construction Assets, the estimated cost to construct the improvements thereon (subject to satisfaction of certain conditions set forth in the Indenture). Whether or not the funds disbursed from the Construction Account are sufficient to acquire or complete the Potential Construction Assets, Foodmaker must complete the improvements on the Construction Assets once they are acquired. In the event that Foodmaker is able to complete and deliver the Construction Assets for a total amount less than that amount set aside in the Construction Account, such excess amount shall be released to Foodmaker.

     If an unremedied Lease Default (as described in "Description of the Leases - Defaults and Remedies") occurs, the Trustee may, in addition to exercising its remedies under the Indenture, apply the funds available in the Construction Account to pay the principal, premium, if any, and accrued interest on the Notes.

Collection, Administrative Expenses, Sinking Fund and Equity Collection
Accounts

     All amounts paid by Foodmaker under the Leases are remitted directly to the Trustee for deposit in the Collection, Administrative Expenses, Sinking Fund, and the Equity Collection Accounts established pursuant to the Indenture. The rent payments are made available for application to payment of interest on the Notes on each semi-annual Interest Payment Date, for payment or deposit into the Administrative Expenses Account of $25,000 on each semi-annual Interest Payment Date under the Indenture for projected Indenture expenses, and to fund $747,402 semi-annually through year nine into the Sinking Fund Account to create a source for payment of a portion of the principal payment due at the end of year nine.

     All proceeds of any hazard insurance or condemnation (in excess of $500,000 for any one Property or $3 million in the aggregate at any time), are required to be deposited in a separate Proceeds Account held by the Trustee, and disbursed, as required, to fund the restoration of the damaged or condemned Property (unless Foodmaker elects to substitute or consummate an Early Termination of the Property, as herein described, in which case the insurance or condemnation proceeds shall be released to Foodmaker upon consummation thereof) except in the event of a Lease Default, in which case such proceeds will be available to pay principal of and accrued interest on the Notes. See "Description of the Leases - Defaults and Remedies."

     Amounts owed to the applicable Lessor by Foodmaker under the CRC Leases in connection with any Early Termination, the Rejectable Offer requirements or the exercise of any option by Foodmaker (as described in "Description of the Leases"), in excess of the sums payable on the Notes, are required to be deposited in a separate Equity Collection Account and are required to be held by the Trustee until all sums owing under the Notes have been paid in full.

     If an unremedied Lease Default occurs, the Trustee may, in addition to exercising its remedies under the Indenture, apply the funds in the Collection Account, the Sinking Fund Account and the Equity Collection Account to pay principal of and accrued interest on the Notes. In the absence of an Event of Default under the Indenture, all excess monies in the Collection Account not required to pay the principal, premium, if any, and interest on the Notes on a Payment Date will be free of the lien of the Indenture and may be distributed to the Lessee and/or the Issuer.


                                      31
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No Other Indebtedness or Activities

     Neither the Issuer, CRC-I nor CRC-II is permitted to incur additional indebtedness or to own other assets or engage in other business activities.

Corporate Governance

     Each of the Issuer, CRC-I Corp. and CRC-II Corp., and their shareholders (the "Shareholders"), Foodmaker, a designated individual who is both an officer and director of Foodmaker (the "Designated Officer") and an individual unaffiliated with the Issuer, CRC-I Corp or CRC-II Corp. (the "Independent Director") have entered into the Agreement Regarding Corporate Governance, amended and restated as of May 4, 1994 (the "Corporate Governance Agreement"), which sets forth the respective rights and responsibilities of the parties with respect to specific corporate governance issues relating to the Issuer, CRC-I Corp. and CRC-II Corp. Pursuant to the terms of the Corporate Governance Agreement, the Shareholders are obligated to elect the Designated Officer (or his successor) and the Independent Director (or his successor) as the two directors of each of the Issuer, CRC-I Corp. and CRC-II Corp. The Independent Director and the Designated Officer have agreed, in their capacities as directors of the Issuer, CRC-I Corp. and CRC-II Corp., to elect the Designated Officer to all officer positions of each of the Issuer, CRC-I Corp. and CRC-II Corp.

     Foodmaker and the Designated Officer have agreed that the Designated Officer (or his successor), in the capacity of Designated Officer of the Issuer, CRC-I Corp. and CRC-II Corp., will not take any of the following actions without the prior written consent of (i) the holders of 51% or more of the limited partnership interests in CRC-I or CRC-II, in the case of an action proposed to be taken by either of CRC-I or CRC-II, (ii) the holders of 51% or more of the limited partnership interests of each of CRC-I and CRC-II, in the case of an action proposed to be taken by the Issuer: (a) any waiver, amendment or consent to a deviation by Foodmaker relating to any of the Transaction Documents to which Foodmaker is a party; (b) any action to accept or reject the Year Nine Offer or the Termination Date Rejectable Offer by Foodmaker; or (c) any action which would constitute or result in a breach by the Issuer, CRC-I Corp. or CRC-II Corp. of any of the Transaction Documents. The Designated Officer (or his successor) is also obligated to take any other action on behalf of the Issuer, CRC-I Corp. and CRC-II Corp. upon receipt of the same written consent requirements noted above, provided that such action is not in violation of the organizational documents of the Issuer, CRC-I Corp. or CRC-II Corp. Foodmaker also agreed to take, and agrees to cause the Designated Officer (or his successor) to take (at Foodmaker's expense), all necessary action to ensure that the Issuer, CRC-I Corp. and CRC-II Corp. remain at all times in compliance with the Transaction Documents, and to effectuate transfers of the limited partnership interests in either CRC-I or CRC-II upon the request of at least 51% of the holders of the limited partnership interest of the affected entity.

     The Issuer's Certificate of Incorporation provides that its directors shall not be personally liable to the Issuer or its stockholders for monetary damages arising as a result of a director's breach of his or her fiduciary duty.

     In addition, the Indenture provides that subject to certain exceptions set forth therein, neither the Trustee nor the Holders of Notes may seek or obtain judgment against the Issuer or any of the Issuer's officers, directors, shareholders or employees for payment of principal or interest under the Notes, or any sums payable under the Indenture, and the sole recourse of the Trustee and the Holders of Notes against the Issuer for any default in the payment of such principal or interest or other sums shall be limited to the Trust Estate.

Trustee

     State Street Bank and Trust Company serves as Trustee. The Trustee's fees will be paid with the funds deposited in the Administrative Expenses Account, excess funds available in the Collection Account, or through additional rent payments due under the Leases.

Tax Opinion

     In connection with the offering of the Old Notes, a legal opinion was delivered that the Old Notes would be classified as debt of CRC-I and CRC-II for federal income tax purposes; this opinion did not address any other federal income tax consequences or other tax consequences related to the acquisition, ownership or disposition of the Old Notes.

                                      32
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The legal opinion was delivered in reliance upon a Certificate of
Representations delivered by Foodmaker including certain certifications relating to the current value and projected future value of the Existing Assets and the Construction Assets, among other things. If the certifications provided by Foodmaker in the Certificate of Representations were incorrect, then the legal opinion as to the classification of the Old Notes for federal income tax purposes would be adversely affected.
Purchasers of the Old Notes have been advised that Foodmaker was not an independent third party to the offering of the Old Notes, and was not relying on an independent third party, for the purposes of its Certificate of Representations as to value. The legal opinion was based on laws, regulations, rulings and decisions in effect at the time, all of which are subject to change by legislative, administrative or judicial action, which change may be retroactive. Said legal opinion is not binding upon the Internal Revenue Service or any court, and no ruling has been obtained from the Internal Revenue Service as to the classification of the Old Notes for federal income tax purposes in the transaction. Investors should consult with their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the New Notes. See "Certain Federal Income Tax Consequences."

                                      33
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                          DESCRIPTION OF NEW NOTES

     The following is a summary of important terms of the New Notes. Copies of the New Notes and the Indenture may be obtained upon request from the Issuer. Capitalized terms used herein and not otherwise defined in this Prospectus have the meanings ascribed to them in the Indenture.

     To the extent that Holders of Old Notes do not participate in the Exchange Offer and Old Notes remain outstanding after the consummation of the Exchange Offer, Old Notes and New Notes will be repurchased and/or redeemed pro rata pursuant to the repurchase and redemption provisions contained therein and in the Indenture. In addition, Holders of New Notes and Holders of Old Notes, together, will have the voting rights, rights to comply with notice provisions and other rights specified in the Indenture.

General

     The New Notes will be senior secured obligations of the Issuer, limited in aggregate principal amount to $70,000,000, secured by certain property and assets as described below and sometimes referred to herein as the "Collateral." References herein to the "Collateral Documents" include all documents entered into to create or perfect the security interests in the Collateral. The New Notes will bear interest at the rate of 9.75% per annum, payable in cash semi-annually on the first business day of January and July of each year, commencing on the first business day of January, 1995, to Holders of Notes at the close of business on the previous business day. Interest will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed (with respect to partial months). The New Notes will rank pari passu with any Old Notes that remain outstanding.

     The New Notes will be issued only in fully registered form, without coupons, in denominations of $50,000 and integral multiples thereof.

Security for the New Notes; Guaranties

     The New Notes will be secured primarily by the Note Collateral, which consists of the following: (1) the pledge by the Issuer to the Trustee of the CRC-I Note and the CRC-II Note and the CRC Collateral; and (2) a pledge of the Issuer's rights in and to the Collection Account, the Construction Account, the Sinking Fund Account and the Equity Collection Account (see "Description of the Underlying Transactions - Construction Account - Collection, Administrative Expenses, Sinking Fund and Equity Collection Accounts") as well as certain other accounts to be maintained by the Trustee pursuant to the Indenture, and all funds held therein.

     If an unremedied Lease Default occurs, the Trustee may, in addition to exercising its remedies under the Indenture, apply the funds in the Construction Account, the Collection Account, the Sinking Fund Account and the Equity Collection Account to pay principal of and accrued interest on the Notes. In the absence of an Event of Default under the Indenture, all excess monies in the Collection Account not required to pay the principal, premium, if any, and interest on the Notes on a Payment Date will be free of the lien of the Indenture and may be distributed to the Lessee and/or the Issuer.

     The New Notes will also be fully and unconditionally guaranteed by each of CRC-I and CRC-II on a joint and several basis. These guaranties will be nonrecourse to the general partners of each of CRC-I and CRC-II. One or both guarantors may be unable to satisfy their obligations under the guaranties if the guaranties are ever called upon, which would result in a less than full recovery under those circumstances.

     The Issuer is required, at its expense, to maintain insurance policies providing for title insurance for each property that is subject to the CRC Mortgages and the Foodmaker Mortgages, collectively and severally.

Optional Prepayment

     The Issuer may not prepay the Notes at any time, in whole or in part, during the first five years after the date of issuance of the Old Notes, January 5, 1994. Thereafter, the Notes may be prepaid in connection with an Early

                                      34
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
Termination under the Leases, at par plus a premium (the "Prepayment Premium") equal to the following percentage of the principal amount of the Notes to be prepaid: year six - 5.00%, year seven - 3.75%, year eight - 2.50%, year nine - 1.25%, and year ten - 0.00%. Any principal amounts prepaid are required to be credited against the payment due at the beginning of the tenth year. (See "Description of the Leases - Early Termination; Lease Modification").

Mandatory Prepayment

     By the beginning of year ten, the outstanding balance of the Notes must be reduced to $35,000,000 or less. The sinking fund will be applied at the beginning of year ten to reduce the outstanding debt, and CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund. This additional principal payment is required to be covered by the special rent payments and the purchase price payable under the Year Nine Offer required to be made by Foodmaker under the Leases prior to the Year Nine Termination Date. See "Description of the Leases - Rejectable Offer Requirements."

Certain Covenants

     The Indenture contains certain covenants with respect to the Issuer. The covenants include, but are not limited to, the following:

     Limitation on Use of Proceeds

     The Indenture provides that the Issuer will use the proceeds from the sale of the Old Notes solely for the purposes set forth therein and not for the purchase of any security that constitutes "margin stock" or "margin securities" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System (or any successor regulations thereto). See "- Limitations on Lines of Business" and "Business - The Issuer."

     Limitations on Additional Indebtedness

     The Indenture provides that the Issuer will not incur or have outstanding any indebtedness, or incur, assume, or guarantee the indebtedness of any Person (including, without limitation, pursuant to any purchase or repurchase agreement, any indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such other Person) other than pursuant to the Indenture, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to permitted activities of the Issuer in accordance with the terms of the Indenture.

     Change of Control

     The Indenture provides that the Issuer will not cause, permit or acquiesce in any sale, transfer, assignment or other disposition of the interests of the shareholders in the Issuer which would result in a transfer, cumulatively, of 49% or more of the shareholder interests in the Issuer.

     Limitation on Liens

     The Indenture provides that the Issuer will not (a) permit the validity or effectiveness of the Indenture or any Grant thereunder to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Indenture or the Notes or any document executed pursuant thereto, except as may be expressly permitted thereby; (b) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and any lien for taxes not yet due and payable) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, any interest therein or the proceeds thereof, or (c) take any action that would permit the lien of the Indenture not to constitute a valid first priority perfected security interest in the Trust Estate.

                                      35
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     Existence of Issuer

     The Indenture provides that the Issuer will maintain in full force and effect its existence, rights and franchises as a corporation, organized under the laws of the State of Delaware, separate and apart from any of its Affiliates, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes or the Trust Estate. The Issuer may not amend its Certificate of Incorporation or by-laws without the written consent of the Majority Noteholders. The Issuer at all times will be operated in accordance with the provisions of its Certificate of Incorporation, by-laws and any laws or regulations applicable to it, and shall observe all corporate formalities, including keeping its own separate books and records, having its own bank accounts and keeping its funds separate from the funds of its shareholders, holding periodic meetings of its directors and shareholders, and having officers that (when acting in their capacity as officers of the Issuer) act in such corporation's best interests, and is able to fund from its own assets all of its activities and expenses. The charter and by-laws of the Issuer provide that a unanimous vote of all directors of the Issuer is necessary for
(a) any merger or consolidation, (b) any voluntary bankruptcy filing and any declaration of insolvency for any purpose for the Issuer, or (c) any amendment of the Issuer's charter, or of its by-laws if such amendment pertains to certain matters, including, but not limited to, limitations on lines of business and certain negative covenants, as set forth in the Indenture.

     Limitation on Transactions with Affiliates

     The Indenture provides that the Issuer will not enter into or permit to exist, directly or indirectly, any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer, except for transactions in the ordinary course of the business of the Issuer and upon fair and commercially reasonable terms which are no less favorable to the Issuer than would be obtained in a comparable arm's-length transaction with a Person that is not such an Affiliate.

     Protection of Trust Estate

     The Indenture provides that the Issuer will from time to time execute and deliver all such supplements and amendments thereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or, upon request of the Trustee or the Majority Noteholders, advisable to: (a) grant more effectively all or any portion of the Trust Estate; (b) maintain or preserve the lien (and the priority thereof) of the Indenture or to carry out more effectively the purposes thereof; (c) perfect, publish notice of, or protect the validity of any Grant made or intended to be made by the Indenture; (d) enforce any of the Mortgage Note Documents, Eligible Investments, or other instruments included in the Trust Estate, or the CRC Leases; (e) preserve and defend title to the Trust Estate and the rights therein of the Trustee and the Holders of Notes in such Trust Estate against the claims of all Persons and parties; and (f) pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

     The Indenture further provides that the Trustee will not (a) remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate, or other writing including, without limitation, the CRC Notes, (i) from the jurisdiction in which it was held at the date the most recent Opinion of Independent Counsel was delivered pursuant to the Indenture (or from the jurisdiction in which it was held as described in the Opinion of Independent Counsel, delivered on January 5, 1994), if no Opinion of Independent Counsel has yet been delivered pursuant to the Indenture or
(ii) from the possession of the Person who held it on such date or (b) cause or permit ownership or the pledge of any portion of the Trust Estate to be recorded on the books of a Person (i) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (ii) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Independent Counsel to the effect that the lien and perfected first priority security interest created by the Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     Pursuant to the Indenture, the Issuer will pay or cause to be paid any taxes levied on the Issuer on account of the Issuer's ownership of the Trust Estate.

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     Opinions as to Trust Estate

     The Indenture provides that on or before December 31 in the third calendar year following January 5, 1994 and on December 31 in each third year thereafter, the Issuer will furnish to the Trustee an Opinion of Independent Counsel either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents as is necessary to maintain the lien and perfected first priority security interest created by the Indenture with respect to the Trust Estate and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and perfected first priority security interest. Such Opinion of Independent Counsel will also describe the recording, filing, re-recording, and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents that will, in the opinion of such counsel, be required to maintain the lien and perfected first priority security interest of the Indenture with respect to the Trust Estate. The fees and expenses incurred in connection with each such Opinion of Independent Counsel will be Administrative Expenses payable in accordance with the terms of the Indenture, and any such fees and expenses not so paid will be paid by the Trustee, to the extent funds are available from the Trust Estate or are otherwise provided to the Trustee, on behalf of the Issuer subject to the Trustee's right of reimbursement therefor. In addition, the Issuer will furnish to the Trustee the Opinions of Counsel required pursuant to TIA Section 314(b).

     Performance of Obligations

     The Indenture provides that the Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under the Mortgage Note Documents or the CRC Leases or under any instrument included in the Trust Estate or which would result in the amendment, hypothecation, subordination, termination, or discharge of, or impair the validity or effectiveness of, any of the Mortgage Note Documents, the CRC Leases or any such instrument, except as provided in the Indenture or such Mortgage Note Document, the CRC Leases or other instrument.

     Limitation on Mergers or Consolidations

     The Indenture provides that the Issuer generally may not consolidate or merge with or into any other Person or convey or transfer its properties and assets to any Person.

     Limitation on Lines of Business

     The Indenture provides that the Issuer shall not engage in any business or activity other than: (a) issuing and selling the Notes pursuant to the Indenture and acquiring, owning, and pledging the Trust Estate in accordance with the terms of the Indenture; (b) issuing or incurring indebtedness permitted by the terms of the Indenture (see "- Certain Covenants - Limitations on Additional Indebtedness"); and (c) engaging in any other activities which are necessary, suitable, or convenient to accomplish the matters set forth above or are incidental thereto or connected therewith. The organizational documents of the Issuer provide that the Issuer is restricted to engaging only in such business or activities.

     Limitations on Transfer and Encumbrance of Trust Estate

     The Indenture provides that the Issuer will not sell, transfer, exchange, or otherwise dispose of, or pledge, mortgage, hypothecate, or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Trust Estate, except as expressly permitted by the Indenture.

     Limitation on Payment of Taxes

     The Indenture provides that the Issuer will not claim any credit on, or make any deduction from, the principal or interest payable with respect to the Notes (other than the amounts required to be withheld in accordance with the Code) or assert any claim against any present or future Holders of Notes, by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate.

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     Restrictions on Issuer's Exercise of Lessor's Rights Under Leases

     The Indenture provides that the Issuer shall not exercise any right of the Lessor under either of the CRC Leases (including, without limitation, any right to make any election or determination or give any consent, direction, or waiver under such CRC Lease) without the prior written approval of the Trustee, all of which rights are assigned to the Trustee by virtue of the CRC Lease Assignments, including the collateral assignments thereof by the Issuer to the Trustee. To the extent any such consent may not be unreasonably withheld by CRC-I or CRC-II under the applicable CRC Lease, the Trustee and the Holders of Notes shall be bound by such reasonableness standard.

     Limitation on Status as Investment Company

     The Indenture provides that the Issuer shall at all times while the Notes are outstanding take all actions necessary to ensure that the Issuer is at all times exempt from and need not register as an "investment company" under the Investment Company Act, and shall at no time allow itself to be controlled by an "investment company" as defined in the Investment Company Act.

     Restriction on Purchase of Notes

     The Indenture provides that the Issuer may not acquire any Notes.

Reports and Other Information

     Reports

     The Issuer is required to deliver to the Trustee, to be provided to the Holders of Notes, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. To the extent that the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer is required to file with the Commission and provide to the Trustee, to be provided to the Holders of Notes, such annual and quarterly reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) as are specified in Sections 13 and 15(d) of the Exchange Act.
The Issuer is also required to make such reports available to prospective purchasers of the Old Notes upon the request of any beneficial holder or Holder of Old Notes. The Issuer shall also provide any other information required by TIA Section 314(a).

     Provision of Rule 144A Information

     During the period beginning on the original issuance date of the Old Notes and ending on the date that is three years from such date, the Issuer will, during any period in which the Lessee or the Issuer is not subject to
Section 13 or 15(d) under the Exchange Act, make available to any beneficial holder or Holder of Old Notes in connection with the sale thereof, and to any prospective purchaser of Old Notes from such beneficial holder or holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act upon the request of such beneficial holder or Holder of Old Notes.

     Statement as to Compliance

     Promptly upon request by the Trustee or any Holder of Notes, the Issuer will deliver to the Trustee an Officer's Certificate stating, as to each signer thereof, that:

          (a) a review of the activities of the Issuer during the preceding six-month period and of the Issuer's performance under the Indenture has been made under his or her supervision; and

          (b) to the best of his or her knowledge, based on such review, the Issuer has fulfilled all of its obligations under the Indenture and the Mortgage Note Documents throughout such six-month period, has

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     complied fully with the terms and provisions hereof and no Default exists thereunder, or, if there has or had been a Default during such quarter, specifying each such Default known to him and the nature and status thereof.

     In addition, the Issuer is required to furnish to the Trustee, not less often than annually, an Officer's Certificate as to such officer's knowledge of the Issuer's compliance with all conditions and covenants under the Indenture.

     Payment Date Statement

     The Issuer is required under the Indenture to prepare a statement (the "Payment Date Statement") not later than the second business day preceding each Payment Date. Upon request by the Trustee, the Issuer shall provide or cause the Lessee to provide the Trustee with all information not in the Trustee's possession and necessary to prepare each Payment Date Statement in a timely manner. The Trustee shall forward copies of the Payment Date Statement to each Holder of Notes on each Payment Date and the Trustee shall not be liable for any error made in calculating or otherwise determining the information required to be set forth in the Payment Date Statement as set forth in the Indenture, except for any error resulting from negligence, willful misconduct, or bad faith on the part of the Trustee or its employees. Pursuant to the terms of the Indenture, the Issuer is required to indemnify the Trustee for any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or its employees arising out of the Trustee's preparation and delivery of the Payment Date Statement and disbursements made pursuant thereto.

Events of Default and Remedies

     The Indenture defines an "Event of Default" as one of the following events: (a) the occurrence and continuance of any CRC Lease Event of Default or Mortgage Event of Default (see "Description of the Leases - Defaults and Remedies"); (b) the failure by the Issuer to pay any interest, premium or principal on any Note or to make any deposit required under the Notes to be made to the Sinking Fund Account or the Administrative Expenses Account, when due and payable; (c) the failure by the Issuer to perform or observe any other term, provision, covenant, obligation, or agreement of the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days from the earlier of actual knowledge thereof by any Responsible Issuer Officer or written notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by any Holder of Notes; (d) if any representation, warranty or certification made by or on behalf of the Issuer in or pursuant to the Indenture or by the Issuer in or pursuant to any other document entered into by the Issuer or in connection with any of the transactions contemplated by the Indenture or any other document entered into by the Issuer in connection with any of the transactions contemplated by the Indenture shall prove to have been false or incorrect on the date as of which made and such breach remains uncured 30 days after notice thereof has been given to the Issuer or after the expiration of any reasonable and necessary extension (which shall not be for more than 90 days) given by the Trustee for those misrepresentations which by their nature cannot be cured in 30 days and which Issuer is diligently proceeding to cure; (e) certain events of bankruptcy, insolvency, reorganization or similar proceedings in respect of the Issuer, CRC-I, CRC-II, Foodmaker or any General Partner; or (f) default by any party under the Registration Rights Agreement.

     If an Event of Default occurs and is continuing, the Majority Noteholders may declare the principal of all the Notes to be immediately due and payable by written notice to the Issuer and the Trustee, and upon any such declaration such principal, together with interest accrued thereon and any premium payable in connection therewith, shall become immediately due and payable; provided, however, that if an Event of Default specified in clause (e), above, occurs, then such principal, together with interest accrued thereon and any premium payable in connection therewith shall become immediately due and payable without any such declaration, demand, presentment or notice or any other action (all of which are waived) and references herein to "declaration of acceleration" shall include such automatic acceleration.

     At any time after such a declaration of acceleration of Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Majority Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and the consequences thereof if: (a) the Issuer has paid or irrevocably deposited with the Trustee on behalf of the Holders of Notes a sum sufficient to pay:
(i) all overdue installments of interest, premium, if any, and principal on all Notes; (ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances, if any, of the Trustee and its agents and counsel; and (iii) all sums payable to the Holders of Notes pursuant to the terms of the Indenture and the reasonable

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compensation, expenses, disbursements, and advances of their counsel;
and (b) all Events of Default, other than the non-payment of the interest on or principal of Notes that have become due solely by such acceleration, have been cured or waived as provided in the Indenture.

     Subject to certain provisions of the Indenture regarding the impairment or waiver of specified rights of a Holder of Notes, (including, but not limited to, the right to receive payment of the principal, premium, if any, or interest on or after the Payment Dates expressed in such Notes), no Holder of Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless, among other things:

          (a) the holders of not less than 25% in Aggregate Outstanding Amount of Notes shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (b) such Holder(s) of Notes have offered to the Trustee reasonable indemnity;

          (c) the Trustee has failed to institute any such Proceeding within 30 days after its receipt of such notice, request and offer of indemnity; and

          (d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Majority Noteholders.

     In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, neither group constituting the Majority Noteholders, the Trustee in its sole discretion may determine what action, if any, will be taken.

Modification of the Indenture

     The Indenture provides that the Trustee and the Issuer may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to, or changing or eliminating any of the provisions of the Indenture or of modifying the rights of the Holders of Notes under the Indenture, except in certain circumstances that will require unanimous consent, including without limitation (i) changes with respect to payment of principal, premium and interest (upon redemption, maturity or otherwise),
(ii) the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate, and
(iii) termination of the lien of the Indenture.

     The Indenture also provides that the Issuer and the Trustee may amend or supplement the Indenture or the Notes without the consent of or notice to the Holders of Notes to, among other things, (i) provide for the issuance of the New Notes to be exchanged for Old Notes pursuant to a Registered Exchange Offer (as defined in the Registration Rights Agreement), (ii) cure any ambiguity, defect or inconsistency, (iii) make any change that does not materially and adversely affect the legal or other rights of any Holder of Notes, (iv) evidence and provide for the acceptance of appointment thereunder by a successor Trustee, or (v) comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA.

     The Indenture further provides that the provision regarding the withdrawal of funds from the Sinking Fund Account shall not be amended or supplemented without the prior written consent of Foodmaker.

Satisfaction and Discharge of the Indenture

     The Indenture will be discharged and the liens Granted thereunder will cease and the Issuer will be relieved of all obligations thereunder, provided no Default (as defined in the Indenture) or Event of Default has occurred and is continuing, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes,
(iii) the rights of Holders of Notes to receive payments of principal and interest, (iv) the rights, obligations and immunities of the Trustee thereunder, and (v) the rights of Holders of Notes as beneficiaries with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of

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the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture (except as limited above), when:

     (1) all Notes theretofore authenticated and delivered (subject to certain exceptions set forth in the Indenture) have been paid in full;

     (2) the Issuer has paid or caused to be paid in full all other sums payable under the Indenture; and

     (3) the Issuer has delivered to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with.

Concerning the Trustee

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Majority Noteholders will have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or any right, remedy, trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that following an Event of Default and acceleration of the indebtedness incurred under the Indenture, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill as a prudent person would exercise or use under similar circumstances in the conduct of such person's own affairs. Subject to certain provisions of the Indenture, the Trustee will be under no duty to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such holder shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request.

     The Indenture and the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions, provided that if the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign.

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                          DESCRIPTION OF THE LEASES

     Concurrently with the acquisition by CRC-I of the Estate For Years in the Existing Assets (other than the Potential Existing Asset), CRC-I leased such Existing Assets to Foodmaker pursuant to the CRC-I Lease. Similarly, concurrently with the acquisition by CRC-II of the Estate For Years in the Construction Assets (other than the Potential Construction Assets), CRC-II leased such Construction Assets to Foodmaker pursuant to the CRC-II Lease.
As CRC-I acquires the Estates For Years in the Potential Existing Asset, upon the acquisition by Foodmaker of the fee interest in the locations thereof (subject to Foodmaker's right of Substitution as it relates to the Potential Existing Asset, as described in "- Right of Substitution"), the CRC-I Lease will be amended to subject such Potential Existing Asset to the CRC-I Lease. Likewise, as CRC-II acquires the Estate For Years in the Potential Construction Assets, upon the acquisition by Foodmaker of the fee interest in the locations thereof (subject to Foodmaker's right of Substitution as it relates to the Potential Construction Assets, as described in "- Right of Substitution"), the CRC-II Lease will be amended to subject such Potential Construction Assets to the CRC-II Lease.

Properties and Aggregate Net Rentable Building Area

     The Properties are located in six states: Arizona, California, Illinois, Missouri, Texas and Washington. These assets have been and are expected to initially be operated as Jack In The Box restaurants and have been and will be subject to use limitations requiring that they be used for restaurant purposes, or other business uses within Foodmaker's principal lines of business, for three years commencing on January 5, 1994. There are approximately 202,000 square feet of net rentable retail space (which includes kitchen, dining and food storage space).

Basic Term and Renewal Options

     The CRC Leases became effective on January 5, 1994 and extend for an initial period expiring on November 1, 2003 (the "Basic Term"). Provided that the Notes are repaid and the Note Collateral is released from the lien of the Indenture, Lessee may exercise, separately and independently with respect to each Leased Property, four successive renewal terms ("Renewal Terms") of five years each (except that the Renewal Term will be six years with regard to those Properties in which the Estates For Years have been purchased by Lessee pursuant to the Year Nine Offer), plus a fifth renewal term ending November 30, 2028, exercisable by written notice to Lessor no later than 30 days after the date Lessor delivers to Lessee a valid Year Nine Rejection Notice or Rejection Notice pursuant to the terms of the CRC Leases and no later than 180 days prior to the expiration of each Renewal Term thereafter.

Rental Rates

     The CRC Leases require Foodmaker to pay the amount of $6,875,000 per year in the aggregate for all of the Properties, payable in arrears in two equal semi-annual installments through the end of year nine of the Basic Term, each of which is due on or before the last business day of June and December in every year of the Basic Term commencing on the last business day of June, 1994 ("Basic Rent"). This payment will adjust in the case of an Early Termination of a Property to reflect the principal reduction under the terms of the CRC Notes. Foodmaker is liable for the full Basic Rent payment relating to the Existing Assets and the Construction Assets commencing on January 5, 1994 regardless of the status of acquisition of the Potential Existing Asset or the Potential Construction Assets or construction of the Construction Assets.

     With each semi-annual payment of Basic Rent, the Lessee will also be obligated to make a special rent payment in arrears in the amount of $747,402 through year nine, which payment will be paid directly to Trustee on behalf of CRC-I or CRC-II (as applicable) and will be deposited in the Sinking Fund Account (the "Special Rent"). In addition, at the beginning of year ten (i.e., the first business day of January, 2003) the Lessee will be obligated to make a special rent payment in an amount equal to the difference between $23,000,000 and the balance on deposit in the Sinking Fund Account. The foregoing semi-annual special rent payments of $747,402 and the special rent payment equal to the difference between $23,000,000 and the balance in the Sinking Fund Account at the beginning of year ten will adjust in the case of the Early Termination of any Property.

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     All amounts which Lessee is required to pay or discharge pursuant to the
Lease in addition to Basic Rent and Special Rent (including every fee, charge, overdue interest and cost which may be added for nonpayment or late payment thereof) will constitute additional rent ("Additional Rent").

     Rents payable pursuant to the Leases may not be decreased without the consent of the Majority Noteholders.

Maintenance, Repairs and Alterations

     At its own expense, Lessee is required to keep the Leased Properties in good order, condition and repair, ordinary wear and tear or loss by fire or other casualty excepted, and in compliance with all Legal Requirements and Environmental Laws, subject to certain rights to contest set forth in the Leases.

     Lessee, at its sole cost and expense, may make alterations and improvements to the Leased Properties without Lessor's prior consent, free and clear of liens, provided that the alterations or improvements do not diminish the value of such properties.

     Title to alterations and improvements vests in Lessor subject to the term of the Estates For Years. Title to Trade Fixtures (as defined in the Leases) and other personal property and operating equipment of Lessee remains with Lessee and Lessee may remove its Trade Fixtures and other personal property and operating equipment at any time during the term of the Leases, provided that Lessee repairs any damage to the Leased Properties resulting from such removal.

   It is anticipated that all of the Properties will require some capital improvements over the next ten years. Generally, Foodmaker expects that its restaurants will require interior improvements approximately every five years and exterior improvements approximately every ten years.

Utilities and Taxes

     During the term of the Leases, Lessee must pay for all utility, communication and other services furnished to the Leased Properties to the extent rendered or used on or about such properties. Lessee must also pay all real property taxes and any general and special assessments subject to certain rights to contest set forth in the Leases. Lessee is not obligated to pay taxes levied against Lessor unless those taxes are in lieu of any tax or assessment that would be payable by the Lessee under the Leases. Lessee must pay all taxes, assessments, license fees and other charges that are levied or assessed against its personal property and Trade Fixtures.

Insurance

     The Leases obligate Lessee to maintain standard fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, business interruption and sprinkler leakage (herein "All Risks Insurance"), on the Leased Properties covering all replacements and additions thereto and all building materials and other property which constitute part of such properties in a manner consistent with insurance maintained by Lessee on properties similar to such properties and in any event in amounts not less than the actual replacement cost of such properties, excluding land cost and other uninsurable items and with deductibles customarily maintained by Lessee. Lessee is also required to maintain comprehensive general liability insurance, including blanket contractual liability in the minimum amount of $5,000,000 per occurrence for bodily injury and/or property damage. Lessee is required to obtain insurance from insurance companies with a General Policy Rating of "A:VIII" or better in Best's Key Rating Guide and a Standard and Poor's Corporation rating of "B+" or better or a Moody's Investors Service, Inc. rating of Ba3 or better. Lessor's insurance policy rights will be assigned to the Trustee and the Trustee will be named as an additional insured with respect to such policies. The minimum limits of the required insurance will in no way limit the liability of Lessee under the Leases.

Indemnification

     Lessee must indemnify and hold the Indemnified Parties harmless from any and all claims resulting from Lessee's use of the Leased Properties or otherwise relating to such properties during the term of the Leases. Furthermore, Lessee must provide indemnification to each Indemnified Party for any and all environmental contamination or damage which

                                      43
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occurs prior to the expiration of the Leases.  Lessee is required to remediate any environmental contamination in accordance with applicable laws. While no assurances can be given as to the absence of material environmental contamination relating to any of the Properties, Lessee is not aware of any such material contamination. Neither Lessee nor any of its affiliates has been named as a Potentially Responsible Party with respect to any of the Properties.

Damage, Destruction or Condemnation

     If a Leased Property is totally or partially destroyed by fire or other casualty, or is subject to a taking by a governmental authority pursuant to condemnation or other like action, Lessee must restore the Leased Property to substantially its previous condition, whether or not the insurance or condemnation proceeds are sufficient to cover the cost of restoration, unless Lessee elects to effect a Substitution or an Early Termination. Lessee may not terminate the Leases and is not entitled to an abatement of rent (except for rental adjustments resulting from an Early Termination) in the event of such damage, destruction or condemnation. Insurance or condemnation proceeds in excess of $500,000 for any one Leased Property or $3,000,000 in the aggregate at any time will be held by the Trustee and disbursed in progress payments as the work of restoration progresses, or, if Lessee elects a Substitution or Early Termination, upon consummation of such Substitution or Early Termination.

Right of Substitution

     Lessee may effect a Substitution of any Property with a Substitute Property in any of the following circumstances: (i) a casualty or condemnation which, upon the sole determination of Lessee, renders the Leased Property permanently unsuitable for continuation of the then existing business use, (ii) Lessee determines any Leased Property to be economically infeasible for continuation of the then existing business, or (iii) in the case of the Potential Construction Assets or Potential Existing Asset, prior to being subjected to the applicable Lease.

     The Substitute Property must have a fair market value not less than the then current fair market value of the Property subject to the applicable Lease as confirmed by an independent appraisal (or as certified by Foodmaker in the case of a Substitute Property substituted for a Potential Construction Asset or Potential Existing Asset prior to being subjected to the applicable Lease) at the time of such Substitution. Foodmaker must (i) convey to the applicable Lessor an Estate For Years of a duration equal to the then remaining Estate For Years of the substituted Property and lease-back from Lessor the Substitute Property in accordance with the terms of and for the remaining term of the applicable Lease, and (ii) pay all charges incident to such conveyance of the Substitute Property. Such Substitute Property must also be encumbered as collateral for the CRC Notes pursuant to a deed of trust which would, in turn, be pledged as collateral for the Notes.

     Foodmaker will receive a release from the lien of the Indenture, the applicable deed of trust and Lease as it relates to the Property for which another Property has been substituted.

Early Termination; Lease Modification

     At any time after the first business day of January, 1999, Lessee will have the right to effect an Early Termination with respect to any Property from the applicable Lease. In order to do so, the Lessee must initially make a "Special Sinker Rent" payment of 23/35ths of the Termination Value for the Property. The Lessee must then make an offer to purchase the Property for a price which is no less than the Termination Value of such Property plus the Termination Premium thereon (equivalent to the Prepayment Premium applicable to the CRC Notes) minus the "Special Sinker Rent" payment. These payments will be made directly to the Trustee and applied as prepayments under the CRC Notes. The applicable Lessor may reject this offer only if it counteroffers with a higher price and only if it has prepaid the applicable portion of the applicable CRC Note plus the prepayment premium. (See "Terms of the Transaction - Payments at Option of the Issuer.") No further "Special Sinker Rent" is due once payments of "Special Sinker Rent" in the aggregate amount of 23/70ths of the Termination Values of all Properties have been made.)

     Upon any Early Termination, the Basic Rent and Special Rent payments due under the applicable Lease will be adjusted to reflect the reduction in the principal balance of the applicable CRC Note. Foodmaker will receive a release from the lien of the Indenture, the applicable deed of trust and Lease as it relates to the Property so terminated.

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Foodmaker will also be entitled to apply a portion of the Sinking Fund
Account balance to the "Special Sinker Rent" payment due under the CRC
Leases.

     Under the terms of the Indenture, the Lessors may neither alter nor terminate the Leases before the expiration of the Basic Term under the Leases.

Assignment/Subletting; Surrender

     Lessee may sublease all or any part of the Leased Properties to subtenants. The term of the sublease may not extend beyond the then current term of the Leases. Any subletting by Lessee will not relieve Lessee of any of its obligations under the Leases. Lessee may assign its rights and obligations under either Lease provided there is no default and such an assignment shall not operate to release Lessee from its obligations under the Leases. The Leases provide that all of their provisions will bind the parties and their respective permitted successors and assigns.

     Surrender or mutual cancellation of the Leases will, at Lessor's option, operate as an assignment to it of any or all approved subleases or subtenancies.

Defaults and Remedies

     Lease Defaults by Lessee are defined in the Leases to include:
(i) failure to pay rent for all of the Properties under each of the CRC-I Lease and the CRC-II Lease when due; (ii) failure to observe or perform any covenants or provisions of the Leases, where such failure is not cured within thirty (30) days after written notice from Lessor of such failure (or such additional period of time as may be reasonable to cure the same with reasonable diligence); (iii) the making by Lessee of any general assignment for the benefit of creditors, filing by Lessee of any bankruptcy petition or a filing against Lessee of any bankruptcy petition which is not dismissed within sixty (60) days, the appointment of a trustee or receiver to take possession of Lessee, Lessee's interest in any Property or all or a substantial part of Lessee's other assets or the attachment or levy upon Lessee's interest in any Property which is not discharged within sixty (60) days; (iv) a final judgment for payment in excess of $1,000,000 is rendered against but not remitted by Lessee within sixty (60) days of such judgment (subject to Lessee's right to appeal such judgment and post a stay bond);
(vi) an acceleration of Lessee's obligations under any single indebtedness or capital lease in excess of $25,000,000 or under more than one indebtedness or capital lease in the aggregate amount of $50,000,000 has occurred.

     Upon a Lease Default, subject to applicable state laws, Lessor has the following rights: (i) to accelerate Lessee's obligation to make the Rejectable Offers described below, in which case the purchase price payable shall be not less than the Termination Values of all Properties covered thereby, plus the Termination Premium applicable thereto (See "Description of the Underlying Transactions - Optional Prepayment "), (ii) to terminate Leases and recover damages for default; and (iii) to continue the Leases in effect and recover rent and all other payments as they become due. The transaction documents include certain limitations on the ability of the Lessor to terminate the Leases and recover payments due from Lessee in an amount in excess of the difference between (A) the Termination Values of all Properties covered thereon, plus the Termination Premium applicable thereto and (B) the fair market value of the Estates For Years for the Properties covered by the applicable Lease for the remaining term of such Estates For Years.

Rejectable Offer Requirements

     By the beginning of year ten, the outstanding balance of the Notes must be reduced to $35,000,000 or less. The balance on deposit in the Sinking Fund Account plus Special Rent payments due during year nine is expected to be sufficient to discharge $23,000,000 of that obligation. The funds required to pay the remaining $12,000,000 are expected to come from the Year Nine Offer, in which the Lessee is required to make an irrevocable offer to purchase for at least $12,000,000, CRC-I's and CRC-II's Estates for Years in various Properties (the Termination Values of which, when added together, total $35,000,000). To the extent that the Lessee has elected Early Termination or has exercised its Year Nine Option, the amount required to be funded by the Year Nine Offer will be reduced. The purpose of the Year Nine Offer (taking into account any Early Termination election or exercise of the Year Nine Option by Lessee), together with the application of funds in the Sinking Fund Account and Special Rent payments, is to reduce the original balance of the Notes by 50% and to reduce the total Termination Values of the Properties by approximately 50%.


                                      45
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     Under the Leases, Lessee must also, prior to the end of the Basic Term, make the Termination Date Rejectable Offer to purchase the Estate For Years in the remaining Properties covered thereby for a purchase price at least equal to the Termination Values of such Properties. This payment shall be sufficient to pay the remaining principal balance due under the CRC Notes on November 1, 2003. The amounts due under the Rejectable Offers will be reduced to the extent Foodmaker exercises its option to purchase (described below) some or all of the Estates For Years or elects Early Termination.

     If Lessor accepts the Rejectable Offers, the applicable Estates For Years must be conveyed to Lessee in accordance with the provisions in the Leases and the purchase price under the Rejectable Offers shall be delivered to the Trustee for payment of the principal and interest then due under the Notes.

     Pursuant to the terms of the Leases, the applicable Lessor has the right to reject each Rejectable Offer. However, pursuant to the terms of the Indenture, the applicable Lessor may only reject each Rejectable Offer provided Lessor shall deposit with Trustee cash in the amount necessary to pay the principal and interest then due under the Notes, less the amount available in the sinking fund. Should Lessor reject any Rejectable Offer, Lessee may elect to exercise any one of the following options on a Property-by-Property basis:

     (1)  Terminate the Lease as of the last day of the Basic Term.

     (2)  Extend and renew the Lease pursuant to the Renewal Options.

     (3) Elect to merge its reversionary interest with the Estate For Years in such Property, in which event either the Lessee will purchase the applicable Lessor's Estate For Years or the applicable Lessor will purchase the Lessee's reversionary interest in such Property at the prices designated in the Lease.

Right of First Refusal and Option Right

     Lessee shall have the right and option, exercisable within 15 business days, to elect to purchase one or more of the applicable Lessor's Estate For Years in the Leased Properties if the applicable Lessor receives a bona fide written offer to purchase one or more Leased Properties and if Lessor intends to accept such an offer. Exercise of such right and option shall not affect the deed of trust encumbering such Leased Property as security for the CRC Notes, nor shall such right apply to a foreclosure sale; but provided no Lease Default is continuing such right shall remain exercisable after a foreclosure sale. There shall be no merger of the lessee's leasehold estate and the Estate For Years on account of any such acquisition of an Estate For Years.

     Lessee shall have an option to purchase, at the beginning of year ten, the applicable Lessor's Estate For Years in one or more Leased Properties having Termination Values not in excess of 50% of the Termination Values of all the Leased Properties. The option price will equal the fair market value of the relevant Estate For Years provided that it must be not less than 12/35 of the Termination Values of such Leased Properties. CRC-I and CRC-II will be obligated to make an additional principal payment equal to the difference between $35,000,000 and the balance in the sinking fund which will be covered by the Special Rent payment payable on the last business day of December 2002. Lessee shall also have an option to purchase the applicable Lessors' Estate For Years in one or more of the Leased Properties on the last day of the Basic Term or the last day of any Renewal Term or Extended Term. The option price will equal the Fair Market Value of the relevant Estate For Years, provided that if the option is exercised on or about the last day of the Basic Term, the option price shall not be less than the Termination Values of the Remaining Properties. Exercise of either such option shall not affect the deed of trust encumbering such Leased Property as security for the CRC Notes, but provided no Lease Default is continuing, such options shall remain exercisable after a foreclosure sale.

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                CERTAIN LEGAL ASPECTS OF REAL PROPERTY LEASES

     Concurrently with the acquisition by CRC-I of the Estate for Years in the Existing Assets (other than the Potential Existing Asset), and concurrently with the acquisition by CRC-II of the Estate for Years in the Construction Assets (other than the Potential Construction Assets), CRC-I leased the Existing Assets back to Foodmaker pursuant to the CRC-I Lease, and CRC-II leased the Construction Assets back to Foodmaker pursuant to the CRC-II Lease. The CRC-I Lease is to be periodically amended to include the Potential Existing Asset as CRC-I acquires an Estate for Years with respect to such Properties, and the CRC-II Lease is similarly to be amended to include the Potential Construction Assets as CRC-II acquires an Estate for Years with respect to such Properties.

     Certain issues can arise following lessee's breach of its obligations or following lessee's violation of the various restrictions set forth in the lease. Generally, a lease will not automatically terminate upon such a default by the lessee, nor will the lessor automatically be entitled to regain possession of the leased premises. Rather, the lessee's default entitles the lessor to enforce certain rights and proceed with certain remedies, which rights and remedies might include monetary damages, specific performance and/or the right to terminate the lease and regain possession of the leased premises. However, as explained below, a lessor is generally not entitled to use self help in enforcing the terms of the lease, but rather, the lessor must follow certain procedures dictated by applicable law, particularly where the desired remedy is eviction of the lessee and termination of the lease. A lessor is also generally entitled to waive its rights upon such a default, and may allow the lessee to remain in possession and continue the lease notwithstanding lessee's default.

     A lessor's rights and remedies with respect to a lessee's default under a lease, as well as the requisite methods for enforcing those rights, vary significantly from state to state, and are usually dictated by specific applicable law. In most instances the applicable law will be the law of the state where the leased premises are located, although the parties may attempt to direct that another jurisdiction's laws apply to the provisions of the lease. Such choice of law provisions, however, are not always automatically applied by the courts. Generally, the specific statutory law of the appropriate jurisdiction covering landlord/tenant rights and remedies will apply, and the lessor is generally required to strictly comply with these statutory provisions in order to enforce its rights under the lease. Mandatory compliance with many of these statutory provisions and requirements may be required regardless of the parties desires to the contrary, and regardless of the express language of the lease. As a result, a lessor facing a breach by its lessee of the obligations set forth in the lease may discover that it is not able to avail itself of all of the rights specified in the lease, at least without strictly complying with the applicable statutes. Such compliance may involve actions or procedures not described in or otherwise implied by the language of the lease and may delay or otherwise impede the enforcement of the written provisions of the lease.

     With specific respect to the CRC-I Lease and the CRC-II Lease, the governing law is stated to be the law of the state of California, however, specific provisions concerning the law of the various other States where the Properties in question are located have also been included. These provisions, as well as any other statutorily mandated requirements in the jurisdictions where the Properties are located, will apply in the event of Foodmaker's default of its obligations under the CRC Leases. While there are a variety of restrictions and obligations under the CRC Leases which Foodmaker might breach, Foodmaker's breach of its obligation to pay rent under the CRC Leases as and when due may be the most potentially damaging to the Holders of Notes. Moreover, the statutory requirements of a lessor discussed above will apply to such a default by Foodmaker, requiring that CRC-I and CRC-II (or the Trustee) follow certain procedures in response thereto. Again, these requirements vary from state to state and the paragraphs below summarize the existing statutory procedure in the States of California and Texas, where a majority of the Properties are located.

Lessor's Rights Upon Lessee's Default Under California Law

     Under California law, if a lessee has defaulted on its obligation to pay rent, the lessor is entitled to recover possession of the leased premises from the lessee, in addition to monetary damages and other remedies.
However, recovery of possession cannot occur automatically, even if the lease itself contains an express self operative forfeiture provision. Rather, the lessor would be obligated to follow the statutory procedures specifically set forth in the California statutes, which procedure is typically referred to as an action in unlawful detainer. The unlawful detainer action is intended to provide a lessor with an expeditious means of recovering possession of the leased premises following lessee's breach of the lease; however, it has certain limitations, and as a rule, strict compliance with all aspects of the statutory

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procedure is required.  Although other possible remedies exist in
California such as an action to quiet title and an action for ejectment, unlawful detainer is by far the most prevalent and is generally the most advantageous for the lessor.

     California's unlawful detainer procedure requires the lessor to provide lessee with a three (3) day written notice to either pay the rent or quit possession of the leased premises. Such notice is only required if the lessor seeks to evict the lessee and recover possession of the leased premises, it is not necessarily required where alternative remedies such as monetary damages are being sought. The notice must be served upon lessee in strict accordance with the statute, must include a statement as to the specific covenant breached, and if the same be the payment of rent, must set forth the amount of rent then owing but unpaid. The lessor must also demand in its notice lessee's payment of the rent or performance of the breached obligation, and it must also state that if payment is not made or performance is not had within three (3) days following service thereof, lessee must relinquish possession of the leased premises. The lessor is obligated by statute to accept the lessee's payment of the delinquent rent made within the three (3) day period, and in such case the lease will not terminate but will continue pursuant to its terms. The lessor is not obligated to accept the lessee's payment of delinquent rent beyond the three (3) day period. If the lessee's default is of a non-monetary nature, the lessor will not be entitled to terminate the lease unless the lessee's non-monetary default or breach is of a "material" or "substantial" nature, which determination is an issue of fact to be decided by a court of law. Regardless of any express language in the lease to the contrary, under California law, absent a voluntary abandonment or surrender of the leased premises by lessee, a lessor may not retake possession of the leased premises following lessee's default without complying with the aforesaid statutory requirements, and doing otherwise may result in lessor waiving its rights to so terminate, and in a breach of lessor's obligation to provide lessee with quiet enjoyment of the leased premises under the lease.

     Because the primary purpose of an unlawful detainer action is to provide a summary procedure for the recovery of possession of real property, the scope of the proceedings are limited to issues regarding possession. As a result, the lessee's response, which must be provided within five (5) days, is required to be very limited in scope. With the exception of certain claims specifically set forth in the statute, the lessee is not permitted to cross-complain or otherwise raise affirmative defenses unrelated to the issue of possession. It is possible, however, for the court to inquire into the equitable considerations affecting lessee's right to possession, such as whether the lessee's relationship with its lessor is something beyond a landlord/tenant relationship. Similarly, the lessor's right to recover additional monetary damages under the unlawful detainer action are restricted. The additional monetary damages obtainable by the lessor are specifically described by California statutes, and must be sought in a separate civil action apart from the unlawful detainer action. Because the primary purpose of the unlawful detainer action is to regain possession, the lessee will only be entitled under such action to recover the amount of the unpaid rent owing up to the date of termination, and the amount accruing after termination through the unlawful detainer judgment (plus reasonable costs associated with the action and attorney fees if so provided in the lease). The additional monetary damages available in a separate action apart from the unlawful detainer action include not only the unpaid rent or other charges due and owing as of the date of termination (together with interest thereon), but also the amount of rent which lessor could have earned but for lessee's breach and the corresponding termination of the lease, minus the amount which lessee demonstrates could be reasonably avoided by lessor, and any other damages necessary to compensate lessor for the detriment which lessee proximately caused by its failure to perform.

     In a California unlawful detainer action, the lessor must first file a complaint with the court of proper jurisdiction, and as stated above, the lessee has five (5) days within which to respond. The lessor will generally simultaneously file a request with the court asking for a trial date. The lessee is generally entitled to a jury trial with full rights of discovery, and the trial date will generally be designated within thirty (30) days of the request (depending upon the jurisdiction); however, this period may be significantly extended depending upon the complexities of the case. If the lessor is successful at trial, the court will issue a judgment entitling lessor to a writ of possession, which writ of possession the lessor is entitled to take to the county sheriff for enforcement. The county sheriff will thereafter instruct the lessee to vacate the leased premises, and will further physically remove the lessee if compliance is not had generally within five (5) additional days. Upon such vacation, lessor is entitled to relet the leased premises without regard to the prior lease.

Lessor's Rights Upon Lessee's Default Under Texas Law

     Upon a lessee's failure to pay rent in Texas, a lessor may choose to sue immediately for anticipatory breach of the contract and recover damages for such breach or may continue to enforce the lease and sue for rentals as they become due. The lessor is not required to mitigate his damages by locating another lessee to occupy the leased premises and replace the

                                      48
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
lost rental stream. However, if another tenant is found and takes possession of the leased premises on behalf of the original lessee, the landlord may recover from his original lessee only the difference between the rent contracted for with that lessee and the rent to be paid by the substituted tenant.

     If the lessee does not voluntarily vacate the leased premises, the lessor may recover possession of the leased premises through a statutory remedy known as forcible detainer. Exercise of this remedy does not preclude actions for rent or other damages. However, the forcible detainer action must be filed in a justice court, where very low monetary limits on claims allowed typically preclude the joinder of an action for rent in the same proceeding. Thus, a separate action must be brought for recovery of rent.

     Texas statutes require that a landlord provide at least three (3) days' written notice prior to filing a forcible detainer suit. Unlike the California statute, a shorter or longer notice period is allowed if so specified in a written lease. If the landlord wishes to be eligible to recover attorney's fees and the lease does not specify the landlord's right to such fees, the landlord must additionally give the lessee a written demand stating that the lessee must vacate the premises within eleven (11) days or that lessee will be subject to a suit including the potential award of attorney's fees to the landlord. This demand must be sent to the lessee ten
(10) days prior to the filing of the forcible detainer suit.

     At the time a complaint is filed, the landlord may also file a possession bond. The lessee may then remain in possession only by filing a counterbond and, within six (6) days following receipt of notice of the landlord's action, demanding trial on the issue of possession. If the lessee fails to take such action, the lessor may be put in possession promptly after expiration of the six-day period. Should the lessee properly contest possession, the landlord cannot gain possession until five (5) days following completion of the court proceeding and judgment in favor of the landlord. An appeal of the justice court's ruling may be made by a trial de novo in a county court. A substantial period of time may thus be consumed by a contested forcible detainer action.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An exchange of an Old Note for a New Note pursuant to the Exchange Offer will not be treated as a material change in the terms of the Old Notes. As a result, each New Note will be treated as a continuation of the corresponding Old Note. An exchanging Holder of Old Notes' holding period for a New Note will include its holding period for the Old Note. In addition, such holder will not recognize any gain or loss, and its basis and other tax attributes with respect to the New Note will be the same as its basis and other tax attributes with respect to the Old Note. The Exchange Offer will result in no federal income tax consequences to a nonexchanging Holder of Old Notes.

     The preceding discussion summarizing certain federal income tax consequences of the Exchange Offer reflects the opinion of Gibson, Dunn & Crutcher, counsel to the Issuer, as to material federal income tax consequences expected to result from the Exchange Offer. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts, and there can be no assurances that the IRS will not take, and that a court would not sustain, a position contrary to that described above. Moreover, the foregoing discussion is for general information only and does not constitute comprehensive tax advice to any particular Holder of Old Notes. The summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, judicial authority and administrative pronouncements. Those consequences could be modified by future changes in the relevant law, which could have retroactive effect.
Each Holder of Old Notes should consult its own tax adviser as to these and any other federal income tax consequences of the Exchange Offer as well as any tax consequences to it under state, local or other law.

                                LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Issuer by Gibson, Dunn & Crutcher, San Diego, California ("Counsel"). Such firm also has rendered an opinion as to the federal income tax consequences of the Exchange Offer. See "Certain Federal Income Tax Consequences." The validity of the CRC-I Guaranty and the CRC-II Guaranty as to the New Notes will be passed upon for CRC-I and CRC-II by Hinckley, Allen & Snyder, Providence, Rhode Island.

                                   EXPERTS

     The financial statements of the Issuer, CRC-I and CRC-II, as of March 31, 1994 and December 31, 1993, and for the three months ended March 31, 1994 included in the Prospectus and Registration Statement have been included herein in reliance on the reports of KPMG Peat Marwick, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Foodmaker and related schedules as of October 3, 1993 and September 27, 1992 and for the fifty-three weeks ended October 3, 1993 and fifty-two weeks ended September 27, 1992 and September 29, 1991, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Family Restaurants, Inc. (formerly The Restaurant Enterprises Group, Inc.) incorporated by reference from Foodmaker's Current Report on Form 8-K/A dated January 27, 1994 have been audited by Deloitte & Touche, independent auditors, as stated in their report which includes an explanatory paragraph relating to Family Restaurants, Inc. entering into bankruptcy on November 23, 1993, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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
                                  GLOSSARY

     Additional Rent - All amounts which Lessee is required to pay or discharge pursuant to the Lease in addition to Basic Rent and Special Rent (including every fee, charge, overdue interest and cost which may be added for nonpayment or late payment thereof).

     Administrative Expenses - Without duplication, the sum of: (a) certain amounts due to and expenses incurred by the Trustee relating to the administration and maintenance of the Trust Estate as set forth in the Indenture; (b) any fees and expenses, other than fees and expenses paid in connection with the issuance of the Notes, due to the respective counsel of the Holders of Notes and the Trustee; (c) certain amounts due to Holders of Notes; and (d) any fees and expenses payable to the Rating Agencies other than in connection with the issuance of the Notes.

     Affiliate - of any specified Person: (a) Any other Person controlling or controlled by or under common control with such specified Person; and
(b) any partner of such Person if such Person is a partnership, or any shareholder of such Person if such Person is a corporation. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent's Message - A message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Old Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuer may enforce such agreement against such participant.

     Aggregate Outstanding Amount - The aggregate principal amount of all Outstanding Notes.

     All Risks Insurance - Standard fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, business interruption and sprinkler leakage, maintained by the Lessee pursuant to the Leases on the Leased Properties covering all replacements and additions thereto and all building materials and other property which constitute part of such properties in a manner consistent with insurance maintained by Lessee on properties similar to such properties and, in any event, in amounts not less than the actual replacement cost of such properties, excluding land cost and other uninsurable items and with deductibles customarily maintained by Lessee.

     Authorized Officer - With respect to the Issuer, any Person whose name and specimen signature appears on a list of Authorized Officers furnished to the Trustee as certified by the Secretary of the Issuer. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Responsible Officer. With respect to the Lessee, any Person whose name and specimen signature appears on a list of Authorized Officers furnished to the Trustee as certified by the Secretary of the Lessee.

     Bankruptcy Code - Title 11 of the United States Code.

     Basic Rent - $6,875,000 per year in the aggregate for all of the Properties, payable by Foodmaker pursuant to the CRC Leases.

     Basic Term - The initial term of each of the CRC Leases expiring on November 1, 2003.

     Book-Entry Confirmation - Confirmation of the book-entry transfer of the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the "Procedures for Tendering."

     Code - The Internal Revenue Code of 1986, as amended, or any successor statute(s).

     Collateral Documents - All documents entered into to create or perfect the security interests in the Collateral.

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     Commission - The Securities and Exchange Commission.

     Construction Assets - Four existing Jack In The Box restaurants and approximately thirty-four to-be-constructed Jack In The Box restaurants in which Estates For Years have been or will be acquired by CRC-II. See "Description of the Underlying Transactions - Schedule of Properties."

     Consummation Date - September 4, 1994 (the date by which the Exchange Offer is required to be consummated pursuant to the terms of the Registration Rights Agreement).

     Corporate Governance Agreement - The Agreement Regarding Corporate Governance, amended and restated as of May 4, 1994.

     CRC-I - CRC-I Limited Partnership, a Massachusetts limited partnership.

     CRC-I Collateral - Primarily: (1) an absolute assignment to the Issuer of CRC-I's rights as Lessor under the CRC-I Lease; (2) a first priority deed of trust in favor of the Issuer on CRC-I's rights in the Existing Assets under the Estates For Years, as acquired; and (3) a first priority deed of trust in favor of the Issuer on Foodmaker's reversionary rights in the Existing Assets, as acquired.

     CRC-I Guaranty - A full and unconditional guaranty of the Notes, executed and delivered to the Trustee by CRC-I, which is nonrecourse to the general partners of CRC-I.

     CRC-I Lease - The master lease dated December 15, 1993, pursuant to which CRC-I, as Lessor, will lease the Existing Assets to Foodmaker, as Lessee.

     CRC-I Note - The secured promissory note issued by CRC-I in the principal amount of $30,172,952 and purchased by the Issuer with the proceeds of the Old Notes.

     CRC-I Note Purchase Price - The purchase price of the CRC-I Note, $28,633,100.

     CRC-II - CRC-II Limited Partnership, a Massachusetts limited partnership.

     CRC-II Collateral - Primarily: (1) an absolute assignment to the Issuer of CRC-II's rights as Lessor under the CRC-II Lease; (2) a first priority deed of trust in favor of the Issuer on CRC-II's rights in the Construction Assets under the Estates For Years, as acquired; and (3) a first priority deed of trust in favor of the Issuer on Foodmaker's reversionary rights in the Construction Assets, as acquired.

     CRC-II Guaranty - A full and unconditional guaranty of the Notes, executed and delivered to the Trustee by CRC-II, which is nonrecourse as to the general partners of CRC-II.

     CRC-II Lease - The master lease dated December 15, 1993, pursuant to which CRC-II, as Lessor, will lease the Construction Assets to Foodmaker, as Lessee.

     CRC-II Note - The secured promissory note issued by CRC-II in the principal amount of $39,827,048 and purchased by the Issuer with the proceeds of the Old Notes.

     CRC-II Note Purchase Price - The purchase price of the CRC-II Note, $37,794,505.

     CRC Collateral - Collectively, the CRC-I Collateral and the CRC-II Collateral.

     CRC Leases - Collectively, the CRC-I Lease and the CRC-II Lease.

     CRC Notes - Collectively, the CRC-I Note and the CRC-II Note.

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
     declaration of acceleration - A declaration by the Majority Noteholders, made if an Event of Default occurs and is continuing, that the principal of all the Notes is immediately due and payable, or an automatic acceleration that occurs upon certain Events of Default.

     Designated Officer - A designated individual who is both an officer and director of Foodmaker and whom the Shareholders are obligated to elect as a director of, and the Independent Director is obligated to elect to all officer positions of, the Issuer, CRC-I and CRC-II, pursuant to the Corporate Governence Agreement.

     Early Termination - A termination that may be effected by Foodmaker, as Lessee, pursuant to the applicable Lease on any Property at any time after the first business day of January, 1999 and prior to the termination of that Lease.

     Effective Date - August 4, 1994 (the date by which the shelf registration is required to be declared effective pursuant to the terms of the Registration Rights Agreement).

     Eligible Institution - Any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

     Environmental Laws - The Resource Conservation and Recovery Art (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C.
Section 9402 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions), orders, consent decrees, judgments, permits, licenses, authorizations, codes and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, including obligations under the common law, ordinances, rules, regulations, private agreements (such as covenants, conditions and restrictions) and publications, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental health and safety.

     Estates For Years - With respect to CRC-I, the Estates For Years to expire on November 30, 2028 in the Existing Assets, and with respect to CRC-II, the Estates For Years to expire on November 30, 2028 in the Construction Assets. An estate for years in real property, wherein the individual or entity being granted such an estate acquires a certain interest in the subject real property that includes the right of exclusive possession, is expressly stated to exist for some fixed and determinate period such that the estate has a definite beginning and a definite ending. The grantor of such an estate for years retains a reversionary interest in the subject real property which is realized upon expiration of the stated term.

     Event Of Default - Certain events the occurrence of which trigger the default of a party under the Indenture. See "Description of New Notes -- Events of Defaults and Remedies."

     Exchange Act - The Securities Exchange Act of 1934, as amended.

     Exchange Offer - The offer by the Issuer to exchange up to $70 million aggregate principal amount of New Notes for a like amount of Old Notes.

     Exchange Offer Termination Notice - Notice of termination of the Exchange Offer.

     Existing Assets - Thirty-eight existing Jack In The Box restaurants in which Estates For Years have been or will be acquired by CRC-I. See "Description of the Underlying Transactions - Schedule of Properties."

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     Expiration Date - The last date upon which the Issuer will accept for exchange validly tendered Old Notes, ____________, 1994, or such later date to which the Exchange Offer is extended by the Issuer.

     Filing Date - May 4, 1994 (the date by which the Registration Statement, of which this Prospectus is a part, or, if required, a shelf registration statement was to be filed by the Issuer).

     Financing - The Issuer's issuing and selling of the Notes, as principal and as agent for CRC-I and CRC-II, and entering into the Indenture in connection therewith.

     Foodmaker - Foodmaker, Inc., a Delaware corporation.

     Foodmaker Mortgages - With respect to each Property, the mortgage, deed of trust, deed to secure debt or other security document now or hereafter executed by Foodmaker creating a first priority, perfected lien on and security interest in, among other things, Foodmaker's reversionary interest in such Property, in favor of the Issuer, as collateral for the CRC Notes, with a collateral assignment thereof by the Issuer to the Trustee as security for the payment of the Notes, or all of such mortgages, collectively.

     General Partner - With respect to CRC-I, CRC-I Corp., a Massachusetts corporation, and with respect to CRC-II, CRC-II Corp., a Massachusetts corporation.

     Grant - To grant, bargain, sell, warrant, alienate, demise, release, convey, assign, transfer, mortgage, charge, pledge, create and grant a security interest in and right of set-off against, deposit, set over, and confirm. A Grant of the CRC Notes and the other Mortgage Note Documents, or of any other instrument or agreement Granted hereunder, shall include all rights, powers, privileges, remedies, options and other benefits (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim for, to collect, to receive and to give any receipt for principal, premium, if any, and interest payments in respect of the CRC Notes and all other monies and other property payable thereunder or in respect thereof, to give and to receive notices and other communications, to make waivers or other agreements, to exercise all rights, powers, privileges, remedies, options and other benefits, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and to receive anything that the Granting party is or may be entitled to do or to receive thereunder or with respect thereto.

     Holders Of New Notes - The holders of record of the New Notes.

     Holders Of Notes - Holders of Old Notes and Holders of New Notes, collectively.

     Holders Of Old Notes - The holders of record of the Old Notes.

     Indemnified Party - Each of Lessor, Lessor's Mortgagee, the Indenture Trustee, each Holder of Notes and their respective Affiliates, directors, officers, employees, successors and assigns.

     Indenture - The indenture pursuant to which the Notes have been or will be issued dated as of December 15, 1993, between the Issuer, as principal and agent for CRC-I and CRC-II, and the Trustee, as amended by an amendment dated as of July 15, 1994, among the Issuer, CRC-I, CRC-II and the Trustee.

     Independent - When used with respect to any specified Person, means such a Person who (a) is in fact independent of the Issuer, the Lessee, CRC-I, CRC-II and of any Affiliate of any thereof, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Lessee, CRC-I, CRC-II or in any Affiliate of any thereof, and (c) is not connected with the Issuer, the Lessee, CRC-I, CRC-II or any Affiliate of any thereof as an officer, employee, promoter, underwriter, trustee, partner (whether general or limited), director, shareholder, beneficiary or Person performing similar functions or having similar ownership interests. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof. "Independent" when used with respect to any accountant shall include an accountant who audits the books of any Person referred to in clause (a) above if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

     Independent Director - An individual unaffiliated with the Issuer, CRC-I Corp. or CRC-II Corp. who meets the requirements set forth in the Issuer's Certificate of Incorporation.

     Initial Purchasers - The purchasers of the Old Notes who are signatories to the Registration Rights Agreement.

     Installment Payment Date - The first business day of each January and July, from and including July, 1994 through and including July, 2003.

     Issuer - FM 1993A Corp., a Delaware corporation.

     Lease Default - Any event of default as defined under the Leases. See "Description of the Leases - Defaults and Remedies."

     Leased Properties - The Existing Assets, other than the Potential Existing Asset, and the Construction Assets, other than the Potential Construction Assets.

     Leases - The CRC-I Lease and the CRC-II Lease, together.

     Legal Requirements - All laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over Lessee or the Leased Properties and of any agency thereof, relating to Lessee or the Leased Properties, or the improvements, or the facilities or equipment thereon or therein, or the streets, sidewalks, curbs and gutters adjoining the Leased Properties, or the appurtenances to such Properties, or the franchises and privileges connected therewith, including without limitation the Americans with Disabilities Act and Environmental Laws, all rules, orders and regulations of the National Board of Fire Underwriters or other body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Leased Properties, and all private covenants, conditions and restrictions affecting such properties.

     Lessee - Foodmaker, Inc.

     Majority Noteholders - The holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

     Maturity - With respect to any Note, the date on which the entire unpaid principal of and interest on such Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or by declaration of acceleration pursuant to the terms of the Indenture.

     Mortgage Note Documents - The meaning specified in the Mortgages.

     New Notes - The Issuer's Series B 9.75% Senior Secured Notes due November 1, 2003.

     Note Collateral - The pledge by the Issuer to the Trustee of the CRC Notes and the CRC Collateral, and a pledge of the Issuer's rights in and to certain accounts to be maintained by the Trustee pursuant to the Indenture, and all funds held therein.

     Notes - The Old Notes and the New Notes, collectively.

     Officer's Certificate - A certificate signed on behalf of any Person by the principal executive officer, principal financial officer or principal accounting officer of such Person.

     Old Notes - The Issuer's privately placed 9.75% Senior Secured Notes due November 1, 2003.

     Opinion Of Independent Counsel - A written opinion, in form and substance reasonably satisfactory to the Trustee, addressed to the Trustee and the Holders of Notes, of a law firm which shall be Independent and which shall be reasonably satisfactory to the Trustee.

     Opinion Of Counsel - A written opinion of counsel in form and substance reasonably satisfactory to the recipient of such opinion, which opinion may be subject to any necessary or customary qualifications, exceptions, or limitations. The counsel may be an employee of or counsel to the Issuer, CRC-I, CRC-II or the Trustee.

     Outstanding - With respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except: (a) Notes theretofore cancelled by the Note Registrar;
(b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Trustee in trust for the Holders of Notes pursuant to the provisions of the Indenture; (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture; and (d) Notes alleged to have been mutilated, destroyed, lost, or stolen for which replacement Notes have been issued as provided in the Indenture; provided that, in determining whether the holders of the requisite Aggregate Outstanding Amount of the Notes have given any request, demand, authorizations, direction, notice, consent, or waiver under the Indenture, any Notes owned by or pledged to the Issuer, CRC-I or CRC-II, any limited partner of CRC-I or CRC-II, or any general partner of CRC-I or CRC-II or any Affiliate of any thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Trustee knows to be so owned or so pledged shall be disregarded. Notes owned by a Person described in the immediately preceding sentence that have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not any of the Persons described in the immediately preceding sentence.

     Payment Date - With respect to each semi-annual installment or deposit payable under the Notes, each Installment Payment Date, and with respect to the final payment or deposit at Maturity, the Stated Maturity specified in the Notes.

     Payment Date Statement - A statement to be prepared by the Issuer not later than the second business day preceding each payment date containing certain information pertaining to the interest, premium, and principal, if any, to be paid; the amount of cash held in certain accounts; the amount of certain investments held in certain accounts; the amount to be withdrawn from certain accounts; the balance remaining in certain accounts; the amount due to the Trustee; the amount of certain administrative expenses; the amount of rent received; the amount of rent credited to certain interest and principal payments; the amounts deposited in certain accounts; and the amount of certain income payable to Foodmaker.

     Person - Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     PORTAL - Private Offerings, Resales and Trading through Automated Linkages Market.

     Potential Construction Assets - Those Construction Assets which Foodmaker has not yet acquired fee title to. For a complete listing see "Description of the Underlying Transactions -- Schedule of Properties."

     Potential Existing Asset - The Existing Asset which Foodmaker has not yet acquired fee title to. For a complete listing see "Description of the Underlying Transactions -- Schedule of Properties."

     Prepayment Premium - The premium above par the Issuer must pay if the Notes are prepaid in connection with an Early Termination under the Leases, equal to the following percentages of the principal amount of the Notes to be prepaid: year six-5.00%, year seven-3.75%, year eight-2.50%, year nine-1.25%, and year ten-0.00%.

     Proceeding - Any suit in equity, action at law, or other judicial or administrative proceeding.

     Properties - The Construction Assets and the Existing Assets, collectively.

     Property - A Construction Asset or an Existing Asset.

     Registered Exchange Offer - An offer by the Issuer to each Holder of the Old Notes of the opportunity to exchange all outstanding Old Notes for the New Notes in an aggregate principal amount equal to the aggregate principal amount of the Old Notes.

     Registration Rights Agreement - An agreement dated as of December 15, 1993, among the Issuer, Foodmaker, CRC-I, CRC-II, and the Initial Purchasers pursuant to which the Holders of Old Notes were granted certain registration rights.

     Registration Statement - The registration statement relating to the New Notes, together with all amendments and exhibits filed with the Commission under the Securities Act.

     Rejectable Offer - Each of the Year Nine Offer and the Termination Date Rejectable Offer.

     Rejection Notice - Written notice of Lessor's rejection of the Termination Date Rejectable Offer.

     Renewal Terms - Four successive renewal terms of five years each (except that the Renewal Term will be six years with regard to those Properties in which the Estates For Years have been purchased by Lessee pursuant to the Year Nine Offer), plus a fifth renewal term ending November 30, 2028, that Lessee may exercise when certain terms of the Notes are satisfied.

     Responsible Issuer Officer - Any officer of the Issuer, including any president, vice president, secretary, treasurer, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Issuer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively or to whom any matter is referred because of his or her knowledge of, or familiarity with, this Indenture or the transactions contemplated hereby.

     Responsible Officer - When used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, and to whom any corporate trust matter relating to the transactions contemplated by the provisions of this Indenture is referred because of his or her knowledge of, or familiarity with, the particular subject.

     Securities Act - The Securities Act of 1933, as amended.

     Shareholders - The original shareholders of the Issuer, CRC-I Corp. and CRC-II Corp.

     Sinking Fund Account - The sinking fund account established and maintained by the Trustee pursuant to the Indenture.

     Special Rent - A semi-annual rent payment in arrears, in the amount of $747,402 through year nine, and payment in an amount equal to the difference between $23,000,000 and the balance on deposit in the Sinking Fund Account, payable on the last business day of December 2002, which payment will be paid directly to Trustee by the Lessee on behalf of CRC-I or CRC-II (as applicable) to be deposited in the Sinking Fund Account.

     Special Sinker Rent - A payment of 23/35ths of the Termination Value for the Property made by the Lessee in order to effectuate an Early Termination pursuant to the Leases.

     Substitute Property - A property used to replace a Property listed on the "Schedule of Properties" in the event of a Substitution.

     Substitution - A substitution effected by Foodmaker of any Property listed on the "Schedule of Properties" with a Substitute Property.

     Termination Date Rejectable Offer - An irrevocable offer required to be made by the Lessee at the end of the Leases' Basic Term to purchase the Estate for Years in the remaining Properties for a purchase price at least equal to the Termination Values of such Properties.

     Termination Value - A Property's initial allocated portion of the applicable CRC-I or CRC-II original note balance.

     TIA - The Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

     Trade Fixtures - Certain items specified in the Leases plus all other items of machinery, equipment or personal property which Lessee utilizes to conduct its business on the Leased Property.

     Transaction Documents - All documents relating to the offer and sale of the Notes and the CRC Leases to which the Issuer, CRC-I Corp. and/or CRC-II Corp. is a party, as set forth in the Corporate Governance Agreement.

     Trust Estate - All of the Issuer's right, title and interest now owned or hereafter acquired in, to and under all of (but none of its obligations with respect to any of) its assets, whether now existing or hereafter coming into existence, including, without limitation, (a) the CRC Notes, the CRC-I Lease Assignment, the CRC-II Lease Assignment, the CRC-I Mortgages, the CRC-II Mortgages, the Foodmaker Mortgages, the Deposit Accounts Security Agreements, and the Financing Statements, and all other Mortgage Note Documents, including, without limitation, any collateral that may be acquired by foreclosure or deed in lieu of foreclosure and all proceeds of or to which the Issuer is entitled under any of the foregoing, including without limitation, Insurance and Condemnation Proceeds, Liquidation Proceeds and all income from REO Properties; (b) all funds from time to time held in the Collection Account, including Reinvestment Income (if any) thereon; (c) all funds from time to time held in the Construction Account, including Reinvestment Income thereon; (d) all funds from time to time held in the Proceeds Account, including Reinvestment Income (if any) thereon; (e) all funds from time to time held in any REO Account, including Reinvestment Income thereon; (f) all funds from time to time held in the Administrative Expenses Account, including Reinvestment Income (if any) thereon; (g) all funds from time to time held in the Closing Costs Account, including Reinvestment Income (if any) thereon; (h) all funds from time to time held in the Sinking Fund Account, including Reinvestment Income thereon; (i) all funds from time to time held in the Equity Collection Account, including Reinvestment Income thereon; (j) all funds from time to time held in the Additional Unit Acquisition Account, including Reinvestment Income thereon;
(k) the Insurance Policies; (l) other contracts or agreements of the Issuer;
(m) all other property, real or personal, tangible or intangible; and (n) all proceeds of any of the foregoing of every kind and nature whatsoever, including without limitation, proceeds of proceeds, and the conversion, voluntary or involuntary, of any of the foregoing into cash or other property (including, but not limited to, any Eligible Investments).

     Trustee - State Street Bank and Trust Company, and its successors in interest and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party or any successor trustee at the time serving as successor trustee as permitted hereunder.

     Year Nine Offer - The irrevocable offer that Lessee is required to make under the terms of the Leases to purchase CRC-I's and CRC-II's Estates For Years in Properties having an aggregate Termination Value of at least 50% of the Termination Values of all Properties initially covered by the CRC Leases during year nine of the Leases.

     Year Nine Rejection Notice - Written notice of Lessor's rejection of the Year Nine Offer.

     Year Nine Termination Date - The first business day of January, 2003.

====================================   =================================
No dealer, salesman or other
person has been authorized to give
any information or to make any
representation in connection with
this Exchange Offer other than                FOODMAKER, INC.
those contained in this
Prospectus, and if given or made,
such information or representation
must not be relied upon as having
been authorized by the Issuer.
This Prospectus does not                        $70,000,000
constitute an offer to sell, or a                Series B
solicitation of an offer to buy,        9.75% Senior Secured Notes
any securities other than the              due November 1, 2003
securities to which it relates
an offer to sell or the
solicitation of an offer to buy
such securities in any
circumstances in which such offer
or solicitation is unlawful.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that there has been no             _____________
change in the affairs of the
Issuer since the date hereof or                 PROSPECTUS
that the information contained
herein is correct as of any time               _____________
subsequent to its date.


           ___________

        TABLE OF CONTENTS

                              Page
                              ----
Incorporation Of Certain
 Foodmaker Documents By
 Reference. . . . . . . . . .   2
Available Information . . . .   2
Prospectus Summary. . . . . .   5           _____________, 1994
Transaction Schematic . . . .  12
Risk Factors. . . . . . . . .  13
The Exchange Offer. . . . . .  15
Use of Proceeds by Foodmaker.  21
Selected Unaudited Pro Forma
 Financial Data . . . . . . .  21
Management's Discussion And
 Analysis Of Financial
 Condition And Results Of
 Operations . . . . . . . . .  22
Business. . . . . . . . . . .  23
Management. . . . . . . . . .  25
Ownership Of Equity
 Securities . . . . . . . . .  25
Description Of The Underlying
 Transactions . . . . . . . .  26
Description Of New Notes. . .  34
Description Of The Leases . .  42
Certain Legal Aspects of
 Real Property Leases . . . .  47
Certain Federal Income Tax
 Consequences . . . . . . . .  50
Legal Matters . . . . . . . .  50
Experts . . . . . . . . . . .  50
Glossary. . . . . . . . . . .  51
Index To Financial
 Statements . . . . . . . . . F-1
====================================   =================================

                          INDEX TO FINANCIAL STATEMENTS


                                                                   Page
FM 1993A CORP.                                                     ----
- --------------
For the Periods ended March 31, 1994 and December 31, 1993:
     Independent Auditors' Report                                  F-2
     Balance Sheets                                                F-3
     Statements of Operations                                      F-4
     Statements of Stockholder's Equity                            F-5
     Statements of Cash Flows                                      F-6
     Notes to Financial Statements                                 F-7

CRC-I LIMITED PARTNERSHIP
- -------------------------
For the Periods ended March 31, 1994 and December 31, 1993:
     Independent Auditors' Report                                  F-8
     Balance Sheets                                                F-9
     Statements of Operations                                      F-10
     Statements of Partners' Capital                               F-11
     Statements of Cash Flows                                      F-12
     Notes to Financial Statements                                 F-13

CRC-II LIMITED PARTNERSHIP
- --------------------------
For the Periods ended March 31, 1994 and December 31, 1993:
     Independent Auditors' Report                                  F-14
     Balance Sheets                                                F-15
     Statements of Operations                                      F-16
     Statements of Partners' Capital                               F-17
     Statements of Cash Flows                                      F-18
     Notes to Financial Statements                                 F-19

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
FM 1993A Corp.:


We have audited the accompanying balance sheets of FM 1993A Corp. as of March 31, 1994 and December 31, 1993, and the related statements of operations, stockholder's equity, and cash flows for the three months ended March 31, 1994 and for the period from December 22, 1993 (inception) through December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statemsnts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FM 1993A Corp. as of March 31, 1994 and December 31, 1993, and the results of its operations and its cash flows for the three months ended March 31, 1994 and for the period from December 22, 1993 (inception) through December 31, 1993 in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK


San Diego, California
July 11, 1994

                                 FM 1993A CORP.

                                 BALANCE SHEETS


                                     ASSETS
                                                  March 31,  December 31,
                                                    1994         1993
                                                -----------  -----------
Cash . . . . . . . . . . . . . . . . . . . .    $       100  $       100
Accrued interest receivable. . . . . . . . .      1,668,333           --
Long-term notes receivable . . . . . . . . .     66,520,246           --
Deferred finance charges . . . . . . . . . .      2,416,542           --
                                                -----------  -----------
TOTAL. . . . . . . . . . . . . . . . . . . .    $70,605,221  $       100
                                                ===========  ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Accrued interest payable . . . . . . . . . .    $ 1,668,333  $        --
Long-term notes payable. . . . . . . . . . .     68,936,788           --
Stockholder's equity:
  Common stock, no par value,
    1,000 shares authorized,
    100 shares issued and outstanding. . . .            100          100
                                                -----------  -----------
TOTAL. . . . . . . . . . . . . . . . . . . .    $70,605,221  $       100
                                                ===========  ===========


                 See accompanying notes to financial statements.

                                 FM 1993A CORP.

                            STATEMENTS OF OPERATIONS

                                         Three months          Inception
                                             ended              through
                                        March 31, 1994     December 31, 1993
                                        --------------     -----------------
Revenues:
  Interest income. . . . . . . . . . . .  $ 1,760,974        $        --
  Administrative fee income. . . . . . .       12,500                 --
                                          -----------        -----------
                                            1,773,474                 --
                                          -----------        -----------

Expenses:
  Interest expense . . . . . . . . . . .    1,760,974                 --
  Administrative fee expense . . . . . .       12,500                 --
                                          -----------        -----------
                                            1,773,474                 --
                                          -----------        -----------
Net earnings . . . . . . . . . . . . . .  $        --        $        --
                                          ===========        ===========



                 See accompanying notes to financial statements.

                                 FM 1993A CORP.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                         Three months          Inception
                                             ended              through
                                        March 31, 1994     December 31, 1993
                                        --------------     -----------------
Balance at beginning of period . . . . .   $      100         $       --

Issuance of common stock . . . . . . . .           --                100

Net earnings for the period. . . . . . .           --                 --
                                           ----------         ----------
Balance at end of period . . . . . . . .   $      100         $      100
                                           ==========         ==========



                 See accompanying notes to financial statements.

                                 FM 1993A CORP.

                            STATEMENTS OF CASH FLOWS

                                             Three months       Inception
                                                 ended           through
                                            March 31, 1994  December 31, 1993
                                            --------------  -----------------
Cash flows from operations:
  Net earnings . . . . . . . . . . . . . . .   $        --     $        --
  Increase in accrued interest receivable. .    (1,668,333)             --
  Increase in accrued interest payable . . .     1,668,333              --
                                               -----------     -----------
    Cash flows provided by operations. . . .            --              --
                                               -----------     -----------

Cash flows from investing activities:
  Long-term notes receivable purchased . . .   (66,427,605)             --
                                               -----------     -----------
    Cash flows used in investing activities.   (66,427,605)             --
                                               -----------     -----------

Cash flows from financing activities:
  Proceeds from issuance of long-term
    notes payable. . . . . . . . . . . . . .    68,908,000              --
  Deferred finance charges incurred in
    issuance of long-term notes payable. . .    (2,480,395)             --
  Issuance of common stock . . . . . . . . .            --             100
                                               -----------     -----------
    Cash flows provided by
       financing activities. . . . . . . . .    66,427,605             100
                                               -----------     -----------
Net increase in cash . . . . . . . . . . . .            --             100
Cash at beginning of period. . . . . . . . .           100              --
                                               -----------     -----------

Cash at end of period. . . . . . . . . . . .   $       100     $       100
                                               ===========     ===========


                 See accompanying notes to financial statements.

                                 FM 1993A CORP.

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

   FM 1993A Corp. (the "Company") was incorporated in the State of Delaware on December 22, 1993 for the purpose of: (i) issuing and selling debt obligations ("Notes"), as principal and as agent for CRC-I Limited Partnership ("CRC-I") and CRC-II Limited Partnership ("CRC-II), Massachusetts limited partnerships, and (ii) acquiring, owning and holding obligations of CRC-I and CRC-II as well as accounts, investments and other property to be pledged as collateral for the Notes. The Company may not engage in any other activities other than those required to accomplish the foregoing.

   CRC-I and CRC-II (collectively, "CRC") are special purpose limited partnerships organized to (i) acquire, own, hold and sell or transfer estates for years in various existing and to-be-constructed Foodmaker, Inc. restaurant properties, (ii) sell mortgage notes to the Company accompanied by a pledge of the foregoing estates for years, and (iii) lease the restaurant properties to Foodmaker. CRC-I and CRC-II may not engage in any other activities other than those required to accomplish the foregoing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Cash Equivalents, for the purposes of statements of cash flows, are considered to be all highly liquid investments with a maturity of three months or less when purchased.

   Amortization - Original issue discount and deferred finance charges are amortized using the effective interest method over the life of the related notes and have been included as a component of interest income and interest expense.

   Income taxes - The Company has elected to be taxed as a Sub-chapter S Corporation under the Internal Revenue Code and, as a result, has no federal income tax liability.

3. SIGNIFICANT TRANSACTIONS

   On January 5, 1994, in a private placement transaction, FM 1993A Corp. issued and sold $70 million aggregate principal amount of Notes (the "Notes") for $68.9 million, less offering expenses of $2.5 million, which proceeds were used to purchase for $66.4 million, notes receivable from CRC-I and CRC-II with an aggregate principal amount of $70 million (collectively, the "CRC Notes"). The Notes are due November 1, 2003, payable interest only at the rate of 9.75% per annum semi-annually on July 1 and January 1 each year, with a mandatory prepayment of 50% of the original principal on the first business day of January 2003. The CRC Notes' payment and interest terms are equivalent to and structured to coincide with the Notes such that funds will be available to make payments on the Notes. In addition, the CRC Notes require semi-annual sinking fund payments to a trustee of $747 thousand, which will be utilized to partially fund the 50% prepayment in January 2003. CRC-I and CRC-II used the proceeds of the CRC Notes (of which approximately 43% relates to CRC-I and 57% to CRC-II) to purchase estates for years in various Foodmaker restaurant properties and, in a transaction accounted for as a financing, will lease back such properties to Foodmaker on terms which will provide the funds necessary to make the CRC Notes' payments. The Notes are secured by, among other things, the CRC Notes, the CRC leases to Foodmaker, first priority liens on the underlying properties and any sinking fund or other amounts held in trust.

   The Company's only source of liquidity is collection of scheduled payments on the CRC Notes, which, in turn, are dependent upon Foodmaker's payments on the CRC leases. If Foodmaker were to fail to make payments to CRC-I and CRC-II on the financing leases, CRC-I and CRC-II would be unable to make payments on the CRC Notes. The Company would then be required to initiate proceedings to gain possession of, liquidate or obtain tenants for the restaurant properties. Although the Company believes the value of the restaurant properties and other collateral will be adequate to secure the Notes, there can be no assurance that, if necessary, such collateral will continue to maintain its value or that it can be liquidated in sufficient amounts or at times required to satisfy all scheduled principal and interest payments.

                          INDEPENDENT AUDITORS' REPORT




The Partners
CRC-I Limited Partnership.:

We have audited the accompanying balance sheets of CRC-I Limited Partnership, a limited partnership, as of March 31, 1994 and December 31, 1993, and the related statements of operations, partners' capital, and cash flows for the three months ended March 31, 1994 and for the period from December 8, 1993 (inception) through December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statemsnts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CRC-I Limited
Partnership as of March 31, 1994 and December 31, 1993, and the results of its operations and its cash flows for the three months ended March 31, 1994 and for the period from December 8, 1993 (inception) through December 31, 1993 in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK


San Diego, California
July 11, 1994

                            CRC-I LIMITED PARTNERSHIP

                                 BALANCE SHEETS


                                     ASSETS
                                                  March 31,  December 31,
                                                    1994         1993
                                                -----------  -----------
Cash . . . . . . . . . . . . . . . . . . . .    $       100  $       100
Accrued interest receivable. . . . . . . . .        719,122           --
Long-term notes receivable . . . . . . . . .     28,673,032           --
                                                -----------  -----------
TOTAL. . . . . . . . . . . . . . . . . . . .    $29,392,254  $       100
                                                ===========  ===========


                        LIABILITIES AND PARTNERS' CAPITAL

Accrued interest payable . . . . . . . . . .    $   719,122  $        --
Long-term notes payable. . . . . . . . . . .     28,673,032           --
Partners' Capital:
  General Partner. . . . . . . . . . . . . .              1            1
  Limited Partner. . . . . . . . . . . . . .             99           99
                                                -----------  -----------
    Total Partners' Capital. . . . . . . . .            100          100
                                                -----------  -----------
TOTAL. . . . . . . . . . . . . . . . . . . .    $29,392,254  $       100
                                                ===========  ===========


                 See accompanying notes to financial statements.

                            CRC-I LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                                         Three months          Inception
                                             ended              through
                                        March 31, 1994     December 31, 1993
                                        --------------     -----------------
Revenues:
  Interest income. . . . . . . . . . . .   $  759,054         $       --
  Administrative fee income. . . . . . .        6,250                 --
                                           ----------         ----------
                                              765,304                 --
                                           ----------         ----------
Expenses:
  Interest expense . . . . . . . . . . .      759,054                 --
  Administrative fee expense . . . . . .        6,250                 --
                                           ----------         ----------
                                              765,304                 --
                                           ----------         ----------
Net earnings . . . . . . . . . . . . . .   $       --         $       --
                                           ==========         ==========


                 See accompanying notes to financial statements.

                            CRC-I LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' CAPITAL

                                              General   Limited
                                              Partner   Partner    Total
                                              -------   -------    -----
Initial capital contributions. . . . . . . .   $   1     $  99     $ 100
                                               -----     -----     -----
Balance at December 31, 1993 . . . . . . . .       1        99       100
Net earnings for the period. . . . . . . . .      --        --        --
                                               -----     -----     -----
Balance at March 31, 1994. . . . . . . . . .   $   1     $  99     $ 100
                                               =====     =====     =====


                 See accompanying notes to financial statements.

                            CRC-I LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                             Three months       Inception
                                                 ended           through
                                            March 31, 1994  December 31, 1993
                                            --------------  -----------------
Cash flows from operations:
  Net earnings . . . . . . . . . . . . . . .   $        --     $        --
  Increase in accrued interest receivable. .      (719,122)             --
  Increase in accrued interest payable . . .       719,122              --
                                               -----------     -----------
    Cash flows provided by operations. . . .            --              --
                                               -----------     -----------
Cash flows from investing activities:
  Long-term notes receivable purchased . . .   (28,633,100)             --
                                               -----------     -----------
    Cash flows used in investing activities.   (28,633,100)             --
                                               -----------     -----------
Cash flows from financing activities:
  Proceeds from issuance of
    long-term notes payable. . . . . . . . .    28,633,100              --
  Initial capital contributions. . . . . . .            --             100
                                               -----------     -----------
    Cash flows provided by
      financing activities . . . . . . . . .    28,633,100             100
                                               -----------     -----------
Net increase in cash . . . . . . . . . . . .            --             100
Cash at beginning of period. . . . . . . . .           100              --
                                               -----------     -----------
Cash at end of period. . . . . . . . . . . .   $       100     $       100
                                               ===========     ===========


                 See accompanying notes to financial statements.

                            CRC-I LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

   CRC-I Limited Partnership ("CRC-I") and another similar special purpose limited partnership, CRC-II Limited Partnership ("CRC-II"), (collectively, "CRC") were organized December 8, 1993 to (i) acquire, own, hold and sell or transfer estates for years in various existing and to-be-constructed Foodmaker, Inc. restaurant properties, (ii) sell mortgage notes to the FM 1993A Corp. accompanied by a pledge of the foregoing estates for years, and (iii) lease the restaurant properties to Foodmaker.

   CRC-I and CRC-II may not engage in any other activities other than those required to accomplish the foregoing.

   FM 1993A Corp. was incorporated in the State of Delaware on December 22, 1993 for the purpose of: (i) issuing and selling debt obligations ("Notes"), as principal and as agent for CRC-I and CRC-II, Massachusetts limited partnerships, and (ii) acquiring, owning and holding obligations of CRC-I and CRC-II as well as accounts, investments and other property to be pledged as collateral for the Notes. FM 1993A Corp. may not engage in any other activities other than those required to accomplish the foregoing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Cash Equivalents, for the purposes of statements of cash flows, are considered to be all highly liquid investments with a maturity of three months or less when purchased.

   Amortization - Original issue discount is amortized using the effective interest method over the life of the related notes and has been included as a component of interest income and interest expense.

   Income taxes - No provision for income taxes has been made as the liability for such taxes is that of the partners rather than the partnership.

3. SIGNIFICANT TRANSACTIONS

   On January 5, 1994, in a private placement transaction, FM 1993A Corp. issued and sold $70 million aggregate principal amount of Notes (the "Notes") for $68.9 million, less offering expenses of $2.5 million, which proceeds were used to purchase for $66.4 million, notes receivable from CRC-I and CRC-II with an aggregate principal amount of $70 million (collectively, the "CRC Notes"). The Notes are due November 1, 2003, payable interest only at the rate of 9.75% per annum semi-annually on July 1 and January 1 each year, with a mandatory prepayment of 50% of the original principal on the first business day of January 2003. The CRC Notes' payment and interest terms are equivalent to and structured to coincide with the Notes such that funds will be available to make payments on the Notes. In addition, the CRC Notes require semi-annual sinking fund payments to a trustee of $747 thousand, which will be utilized to partially fund the 50% prepayment in January 2003. CRC-I and CRC-II used the proceeds of the CRC Notes (of which approximately 43% relates to CRC-I and 57% to CRC-II) to purchase estates for years in various Foodmaker restaurant properties and, in a transaction accounted for as a financing, will lease back such properties to Foodmaker on terms which will provide the funds necessary to make the CRC Notes' payments. The Notes are secured by, among other things, the CRC Notes, the CRC leases to Foodmaker, first priority liens on the underlying properties and any sinking fund or other amounts held in trust.

   CRC's only source of liquidity is collection of Foodmaker's payments on the CRC leases. If Foodmaker were to fail to make payments to CRC on the financing leases, CRC would be unable to make payments on the CRC Notes. CRC would then be required to initiate proceedings to gain possession of, liquidate or obtain tenants for the restaurant properties. Although CRC believes the value of the restaurant properties and other collateral will be adequate to secure the CRC leases, there can be no assurance that, if necessary, such collateral will continue to maintain its value or that it can be liquidated in sufficient amounts or at times required to satisfy all scheduled principal and interest payments.

                          INDEPENDENT AUDITORS' REPORT




The Partners
CRC-II Limited Partnership.:

We have audited the accompanying balance sheets of CRC-II Limited Partnership, a limited partnership, as of March 31, 1994 and December 31, 1993, and the related statements of operations, partners' capital, and cash flows for the three months ended March 31, 1994 and for the period from December 8, 1993 (inception) through December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statemsnts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CRC-II Limited Partnership as of March 31, 1994 and December 31, 1993, and the results of its operations and its cash flows for the three months ended March 31, 1994 and for the period from December 8, 1993 (inception) through December 31, 1993 in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK


San Diego, California
July 11, 1994

                           CRC-II LIMITED PARTNERSHIP

                                 BALANCE SHEETS


                                     ASSETS
                                                  March 31,  December 31,
                                                    1994         1993
                                                -----------  -----------
Cash . . . . . . . . . . . . . . . . . . . .    $       100  $       100
Accrued interest receivable. . . . . . . . .        949,211           --
Long-term notes receivable . . . . . . . . .     37,847,214           --
                                                -----------  -----------
TOTAL. . . . . . . . . . . . . . . . . . . .    $38,796,525  $       100
                                                ===========  ===========


                        LIABILITIES AND PARTNERS' CAPITAL

Accrued interest payable . . . . . . . . . .    $   949,211  $        --
Long-term notes payable. . . . . . . . . . .     37,847,214           --
Partners' Capital:
  General Partner. . . . . . . . . . . . . .              1            1
  Limited Partner. . . . . . . . . . . . . .             99           99
                                                -----------  -----------
    Total Partners' Capital. . . . . . . . .            100          100
                                                -----------  -----------
TOTAL. . . . . . . . . . . . . . . . . . . .    $38,796,525  $       100
                                                ===========  ===========



                 See accompanying notes to financial statements.

                           CRC-II LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                                         Three months          Inception
                                             ended              through
                                        March 31, 1994     December 31, 1993
                                        --------------     -----------------
Revenues:
  Interest income. . . . . . . . . . . .   $1,001,920         $       --
  Administrative fee income. . . . . . .        6,250                 --
                                           ----------         ----------
                                            1,008,170                 --
                                           ----------         ----------

Expenses:
  Interest expense . . . . . . . . . . .    1,001,920                 --
  Administrative fee expense . . . . . .        6,250                 --
                                           ----------         ----------
                                            1,008,170                 --
                                           ----------         ----------
Net earnings . . . . . . . . . . . . . .   $       --         $       --
                                           ==========         ==========



                 See accompanying notes to financial statements.

                           CRC-II LIMITED PARTNERSHIP

                                              General   Limited
                                              Partner   Partner    Total
                                              -------   -------    -----
Initial capital contributions. . . . . . . .   $   1     $  99     $ 100
                                               -----     -----     -----
Balance at December 31, 1993 . . . . . . . .       1        99       100
Net earnings for the period. . . . . . . . .      --        --        --
                                               -----     -----     -----
Balance at March 31, 1994. . . . . . . . . .   $   1     $  99     $ 100
                                               =====     =====     =====


                 See accompanying notes to financial statements.

                           CRC-II LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                             Three months       Inception
                                                 ended           through
                                            March 31, 1994  December 31, 1993
                                            --------------  -----------------
Cash flows from operations:
  Net earnings . . . . . . . . . . . . . . .   $        --     $        --
  Increase in accrued interest receivable. .      (949,211)             --
  Increase in accrued interest payable . . .       949,211              --
                                               -----------     -----------
    Cash flows provided by operations. . . .            --              --
                                               -----------     -----------
Cash flows from investing activities:
  Long-term notes receivable purchased . . .   (37,794,505)             --
                                               -----------     -----------
    Cash flows used in investing activities.   (37,794,505)             --
                                               -----------     -----------
Cash flows from financing activities:
  Proceeds from issuance of
    long-term notes payable. . . . . . . . .    37,794,505              --
  Initial capital contributions. . . . . . .            --             100
                                               -----------     -----------
    Cash flows provided by
      financing activities . . . . . . . . .    37,794,505             100
                                               -----------     -----------
Net increase in cash . . . . . . . . . . . .            --             100
Cash at beginning of period. . . . . . . . .           100              --
                                               -----------     -----------
Cash at end of period. . . . . . . . . . . .   $       100     $       100
                                               ===========     ===========


                 See accompanying notes to financial statements.

                           CRC-II LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

   CRC-II Limited Partnership ("CRC-II") and another similar special purpose limited partnership, CRC-I Limited Partnership ("CRC-I"), (collectively, "CRC") were organized December 8, 1993 to (i) acquire, own, hold and sell or transfer estates for years in various existing and to-be-constructed Foodmaker, Inc. restaurant properties, (ii) sell mortgage notes to the FM 1993A Corp. accompanied by a pledge of the foregoing estates for years, and (iii) lease the restaurant properties to Foodmaker. CRC-I and CRC-II may not engage in any other activities other than those required to accomplish the foregoing.

   FM 1993A Corp. was incorporated in the State of Delaware on December 22, 1993 for the purpose of: (i) issuing and selling debt obligations ("Notes"), as principal and as agent for CRC-I and CRC-II, Massachusetts limited partnerships, and (ii) acquiring, owning and holding obligations of CRC-I and CRC-II as well as accounts, investments and other property to be pledged as collateral for the Notes. FM 1993A Corp. may not engage in any other activities other than those required to accomplish the foregoing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Cash Equivalents, for the purposes of statements of cash flows, are considered to be all highly liquid investments with a maturity of three months or less when purchased.

   Amortization - Original issue discount is amortized using the effective interest method over the life of the related notes and has been included as a component of interest income and interest expense.

   Income taxes - No provision for income taxes has been made as the liability for such taxes is that of the partners rather than the partnership.

3. SIGNIFICANT TRANSACTIONS

   On January 5, 1994, in a private placement transaction, FM 1993A Corp. issued and sold $70 million aggregate principal amount of Notes (the "Notes") for $68.9 million, less offering expenses of $2.5 million, which proceeds were used to purchase for $66.4 million, notes receivable from CRC-I and CRC-II with an aggregate principal amount of $70 million (collectively, the "CRC Notes"). The Notes are due November 1, 2003, payable interest only at the rate of 9.75% per annum semi-annually on July 1 and January 1 each year, with a mandatory prepayment of 50% of the original principal on the first business day of January 2003. The CRC Notes' payment and interest terms are equivalent to and structured to coincide with the Notes such that funds will be available to make payments on the Notes. In addition, the CRC Notes require semi-annual sinking fund payments to a trustee of $747 thousand, which will be utilized to partially fund the 50% prepayment in January 2003. CRC-I and CRC-II used the proceeds of the CRC Notes (of which approximately 43% relates to CRC-I and 57% to CRC-II) to purchase estates for years in various Foodmaker restaurant properties and, in a transaction accounted for as a financing, will lease back such properties to Foodmaker on terms which will provide the funds necessary to make the CRC Notes' payments. The Notes are secured by, among other things, the CRC Notes, the CRC leases to Foodmaker, first priority liens on the underlying properties and any sinking fund or other amounts held in trust.

   CRC's only source of liquidity is collection of Foodmaker's payments on the CRC leases. If Foodmaker were to fail to make payments to CRC on the financing leases, CRC would be unable to make payments on the CRC Notes. CRC would then be required to initiate proceedings to gain possession of, liquidate or obtain tenants for the restaurant properties. Although CRC believes the value of the restaurant properties and other collateral will be adequate to secure the CRC leases, there can be no assurance that, if necessary, such collateral will continue to maintain its value or that it can be liquidated in sufficient amounts or at times required to satisfy all scheduled principal and interest payments.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.       Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation and Bylaws of Issuer and Foodmaker provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the full extent permitted by the Delaware General Corporation Law.

Item 21.       Exhibits

     (a)  Exhibits

 Number   Description
 ------   -----------
  3.1     Certificate of Incorporation of FM 1993A Corp.*

  3.2     Bylaws of FM 1993A Corp.*

  4.1     Indenture Agreement dated as of December 15,
          1993, by and between the FM 1993A Corp., as principal and agent for CRC-I Limited
          Partnership and CRC-II Limited Partnership, and
          State Street Bank and Trust Company *  **

 4.1.1    Form of Amendment dated as of July 15, 1994 to
          Indenture Agreement (including Form of Series B
          9.75% Senior Secured Notes)

  4.2     CRC-I Limited Partnership Guarantee dated as of
          December 15, 1993*

  4.3     CRC-II Limited Partnership Guarantee dated as of
          December 15, 1993

  4.4     Form of Assignment of Lessor's Interest in
          Leases, dated as of December 15, 1993, by CRC-I
          Limited Partnership (with schedule regarding substantially identical assignment by CRC-II
          Limited Partnership)

  5.1     Opinion of Gibson, Dunn & Crutcher as to the New
          Notes

  5.2     Opinion of Hinckley, Allen & Snyder as to the
          CRC-I Guaranty and the CRC-II Guaranty

   8      Tax Opinion of Gibson, Dunn & Crutcher

  10.1    Master Leases (incorporated by reference from
          Foodmaker's Quarterly Report on Form 10-Q for the quarter ended January 23, 1994)*

  10.2    Amended and Restated Agreement Regarding
          Corporate Governance dated as of May 4, 1994

  23.1    Consent of Gibson, Dunn & Crutcher (included in
          Exhibits 5 and 8)

  23.2    Consent of KPMG Peat Marwick

  23.3    Consent of KPMG Peat Marwick

  23.4    Consent of Deloitte & Touche

   24     Powers of Attorney*

   25     Statement of Eligibility of Trustee

   99     Form of Letter of Transmittal

- -------------------
*    Previously filed.

** Schedules (or similar attachments) to this exhibit do not contain information which is material to an investment decision and not otherwise disclosed in the Registration Statement or the exhibits thereto. A copy of any omitted schedule will be furnished to the Commission upon request.

Item 22.       Undertakings.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the offering of the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by [Rule] 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), Foodmaker, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of July, 1994.

                                   FOODMAKER, INC.


                                   By: CHARLES W. DUDDLES
                                      ---------------------------
                                      Charles W. Duddles,
                                      Executive Vice President, Chief
                                      Administrative Officer and Chief
                                      Financial Officer



     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                  Title                  Date
     ---------                  -----                  ----

   JACK W.GOODALL*         Chairman of the          July 11, 1994
- -----------------------    Board, Chief
  Jack W. Goodall          Executive Officer
                           and President
                           (Principal
                           Executive Officer)


 CHARLES W. DUDDLES       Executive Vice           July 11, 1994
- -----------------------   President, Chief
 Charles W. Duddles       Administrative
                          Officer, Chief
                          Financial Officer
                          and Director
                          (Principal
                          Financial Officer)


  ROBERT L. SUTTIE        Vice President,          July 11, 1994
- -----------------------   Controller and
  Robert L. Suttie        Chief Accounting
                          Officer (Principal
                          Accounting
                          Officer)



  ROBERT J. NUGENT*       Executive Vice           July 11, 1994
- -----------------------   President,
  Robert J. Nugent        President of Jack
                          In The Box
                          Division and
                          Director


____________________      Director                ________, 1994
  Leonard I. Green


____________________      Director                ________, 1994
   Edward Gibbons


  L. ROBERT PAYNE *       Director                 July 11, 1994
- -----------------------
  L. Robert Payne

____________________      Director                ________, 1994
   Christopher V.
       Walker


  PAUL T. CARTER *        Director                 July 11, 1994
- -----------------------
   Paul T. Carter


  MICHAEL E. ALPERT*      Director                 July 11, 1994
- ------------------------
 Michael E. Alpert


   *By CHARLES W. DUDDLES
      ---------------------
       Charles W. Duddles
       Attorney-in-Fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), FM 1993A Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of July, 1994.

                                   FM 1993A CORP.


                                   By: CHARLES W. DUDDLES
                                      -------------------------
                                       Charles W. Duddles,
                                       President, Treasurer and Secretary



     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                    Title                  Date
     ---------                    -----                  ----

 CHARLES W. DUDDLES        Director, President      July 11, 1994
- ------------------------   Treasurer and
 Charles W. Duddles        Secretary
                           (Principal
                           Financial and
                           Accounting Officer)


CHARLES F. MacGILL*        Director                 July 11, 1994
- -----------------------
 Charles F. MacGill


*By CHARLES W. DUDDLES
    ----------------------
    Charles W. Duddles
    Attorney-in-Fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), CRC-I Limited Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of July, 1994.

                                   CRC-I LIMITED PARTNERSHIP
                                   By:  CRC-I Corp., General Partner


                                     By: CHARLES W. DUDDLES
                                        --------------------------
                                        Charles W. Duddles,
                                        President, Treasurer and Clerk



     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                   Title                  Date
     ---------                   -----                  ----

CHARLES W. DUDDLES         Director of CRC-I        July 11, 1994
- -----------------------          Corp.
 Charles W. Duddles


CHARLES F. MacGILL*        Director of CRC-I        July 11, 1994
- -----------------------          Corp.
 Charles F. MacGill


*By CHARLES W. DUDDLES
   ----------------------
    Charles W. Duddles
    Attorney-in-Fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), CRC-II Limited Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of July, 1994.

                                   CRC-II LIMITED PARTNERSHIP
                                   By:  CRC-II Corp., General Partner


                                     By: CHARLES W. DUDDLES
                                        ---------------------------
                                        Charles W. Duddles,
                                        President, Treasurer and Clerk



     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                   Title                  Date
     ---------                   -----                  ----

 CHARLES W. DUDDLES        Director of CRC-II       July 11, 1994
- -----------------------          Corp.
 Charles W. Duddles


 CHARLES F. MacGILL*       Director of CRC-II       July 11, 1994
- -----------------------          Corp.
 Charles F. MacGill


*By CHARLES W. DUDDLES
   ----------------------
    Charles W. Duddles
    Attorney-in-Fact
                                     II-8